                                  EXHIBIT 10.14

                                    AGREEMENT

                                 by and between

                            ARROW INTERNATIONAL, INC.

                                       and

                        UNITED STEEL, PAPER AND FORESTRY,

                         RUBBER, MANUFACTURING, ENERGY,

                              ALLIED INDUSTRIAL AND

                       SERVICE WORKERS INTERNATIONAL UNION

                                  AFL-CIO, CLC

                                 August 7, 2006

                                       to

                                 August 2, 2009

TABLE OF CONTENTS

Agreement

Article I - Intent and Purpose
   Section 1.  Intent and Purpose
   Section 2.  Successor Clause

Article II - Recognition and Union Security
   Section 1.  Bargaining Unit
   Section 2.  Union Membership
   Section 3.  Union Good Standing
   Section 4.  Affirmative Action

Article III - Check Off
   Section 1.  Company Responsibility
   Section 2.  Authorization Card
   Section 3.  Supplemental Lists
   Section 4.  Additional Assessments
   Section 5.  Forwarding of Deductions to International
   Section 6.  Monthly Memberships Reports
   Section 7.  USWA Political Action Fund

Article IV- Wages
   Section 1.  Wage Guarantee
   Section 2.  Establishment of Labor Grades
   Section 3.  New or Changed Jobs
   Section 4.  Minimum Guarantee
   Section 5.  Evaluation Rate/Classification of Jobs
   Section 6.  Labor Grade Inequity Grievances
   Section 7.  General Wage Increases
   Section 8.  Cost-of-Living Adjustments
   Section 9.  Average Hourly Rates

Article V - Shift Premiums
   Section 1.  Shift Time Designations
   Section 2.  Shift Premiums
   Section 3.  Shift Changes

Article VI - Hours of Work and Overtime
   Section 1.  Normal Daily Working Hours
   Section 2.  Normal Work Week
   Section 3.  Eligibility for Overtime
   Section 4.  Eligibility of Double Time
   Section 5.  Holiday or Vacation Pay
   Section 6.  Non-Duplication of Overtime Payments
   Section 7.  Work Offer During Overtime
   Section 8.  Miscellaneous Provisions
   Section 9.  Conditions Beyond Company Control
   Section 10. Equalization of Overtime Pool
   Section 11. Administration of Overtime
   Section 12. Weekend Overtime
   Section 13. Provision of Overtime Rosters

Article VII - Holidays

   Section 1.  Holiday Designations
   Section 2.  Rate of Holiday Pay
   Section 3.  Holiday Hours
   Section 4.  Saturday/Sunday Holidays
   Section 5.  Holiday Pay Eligibility
   Section 6.  Work on a Holiday
   Section 7.  Holidays Falling During Vacations

Article VIII - Vacations
   Section 1.  Vacation Schedule
   Section 2.  Vacation Pay
   Section 3.  Shut-Down
   Section 4.  Allocation of Vacation
   Section 5.  Distribution of Vacation Entitlement
   Section 6.  Pay in Lieu of Time
   Section 7.  Vacation Pay Computation
   Section 8.  Vacation Pay and Separation
   Section 9.  Veteran Service and Vacation Entitlement

Article IX - Behavior Improvement
   Section 1.  Absence
   Section 2.  Absence Discipline
   Section 3.  Absence Discipline Record
   Section 4.  Behavior Discipline
   Section 5.  Behavior Discipline Record
   Section 6.  Serious Offense
   Section 7.  Scrap?
   Section 8.  Disputes on Discipline
   Section 9.  Disputes on Discharge
   Section 10. Time Limits

Article X - Management Rights

Article XI - Safety and Health
   Section 1.  Dedication to OSHA Standards
   Section 2.  Provision of Protective Devices
   Section 3.  Joint Safety Committee
   Section 4.  Inspection Tours
   Section 5.  Accident Investigation
   Section 6.  Rate of Pay When Injured
   Section 7.  Rest Periods
   Section 8.  Non-Abuse of Privileges
   Section 9.  First Aid Team
   Section 10. Use of Illegal Drugs and Alcohol

Article XII - Access to Plant

Article XIII - Leave of Absence
   Section 1.  Family and Medical Leave Act (FMLA)
   Section 2.  Preapproved Leave of Absence
   Section 3.  Emergency Leave Days
   Section 4.  Employment While on Leave of Absence
   Section 5.  Leave of Absence for Union Business
   Section 6.  Establishment of Seniority
   Section 7.  Disputes Regarding Dissapproval of Leave

Article XIV - Military Service

Article XV - Strikes or Lockouts

Article XVI - Miscellaneous Provisions
   Section 1.  Posting Notices
   Section 2.  Non-Coercion of Union Members
   Section 3.  Fair Employment Practices
   Section 4.  Emergency Plant Shut-Down Notification
   Section 5.  Promotions Outside of Bargaining Unit
   Section 6.  Definition of "Working Days"
   Section 7.  Jury Pay and Subpoenaed as a Witness
   Section 8.  Funeral Pay
   Section 9.  Office Space

Article XVII - Seniority
   Section 1.  Basis of Seniority
   Section 2.  Reducing Working Forces
   Section 3.  Bumping
   Section 4.  Bumping Procedure
   Section 5.  Recall in Working Forces
   Section 6.  Temporary Lack of Work
   Section 7.  Job Posting and Bidding
   Section 8.  Formality Bidding
   Section 9.  Job Offers
   Section 10. Company Convenience Transfers
   Section 11. Temporary Job Offers
   Section 12. Disqualifications for Incapacitation and Ability Limitations
   Section 13. Temporary Medical Accommodations
   Section 14. Temporary Job Posting
   Section 15. Exceptions
   Section 16. Miscellaneous Seniority Provisions
   Section 17. Secondary Recall
   Section 18. Home Bases

Article XVIII - Grievance Procedure
   Section 1.  Statement of Intent
   Section 2.  Determination of Steps
   Section 3.  Stewards and General Grievance Committeepersons

Article XIX - Work by Persons Outside of the Bargaining Unit

Article XX - Health and Welfare
   Section 1.  Health and Welfare Benefits
   Section 2.  Carrier Selection
   Section 3.  Agreement to Provide Pension Benefits

Article XXI - Term of Agreement

Letters of Intent

Exhibit A - Applicable Hourly Rates (Excluding COLA) and Apprentice Hourly Rates

Exhibit B
   Item 1. Weekly Disability

Exhibit B1
   Item 2. Health Care Plan

Exhibit B2
   Item 2. Health Care Plan
   Item 3. Retired Employees
   Item 4. Dental Benefits

Health Care Contributions

Exhibit C - Pension Agreement

Employee Responsibilities
Performance Responsibilities
Serious Offenses
Attendance Responsibilities
Safety and Health Responsibilities
Miscellaneous Responsibilities

                                    AGREEMENT
                                    ---------

     This Agreement made and entered into as of the 7th day of August, 2006 between ARROW INTERNATIONAL, INC., Reading, PA, hereinafter called the Company, and the UNITED STEEL, PAPER AND FORESTRY, RUBBER, MANUFACTURING, ENERGY, ALLIED INDUSTRIAL AND SERVICE WORKERS INTERNATIONAL UNION, AFL-CIO, CLC, hereinafter called the Union.

     The combination of the Company and the Union shall be known as the Parties.

                         ARTICLE I - INTENT AND PURPOSE
                         ------------------------------

Section 1. Intent and Purpose
-----------------------------

     It is the intent and purpose of the Parties hereto that this Agreement shall govern, promote, and improve the industrial and economic relationships between the Parties and to secure and sustain maximum productivity per employee during the term of the Agreement and to set forth herein the agreements covering wages, hours of work, and other conditions of employment of the employees of the Company to be observed between the Parties hereto.

     The Parties may meet during the term of this Agreement to discuss any changes that may be necessary. It is understood that any changes made must be agreed to by both parties and reduced to writing.

Section 2. Successor Clause
---------------------------

     In the event that at any time during the term of this Agreement the assets and business of the Reading, PA plants of the Company are sold to a purchaser who on and after the date of such sale will take over and continue the said business and the manufacturing and sale of the products then produced at said plants, the Company will require the purchaser to agree in the agreement for such sale to recognize the Union as the exclusive bargaining agent for the employees at said plants and assume and perform all of the terms and conditions of this Agreement as amended and supplemented.

                   ARTICLE II - RECOGNITION AND UNION SECURITY
                   -------------------------------------------

Section 1. The Bargaining Unit
------------------------------

     The Company recognizes the Union as the exclusive collective bargaining representative with respect to rates of pay, wages, hours of work and other conditions of employment of all production and maintenance employees in its Reading, Pennsylvania plants; but excluding all plant and office clerical employees, executive office janitorial workers, guards, technical employees, supervisory employees and all other employees not required to receive premium payment pursuant to the Federal Fair Labor Standards Act.

     It is hereby agreed that the terms and provisions of this Agreement shall also apply to any newly established plant, department or unit located in Berks County, state of Pennsylvania.

Section 2. Union Membership
---------------------------

     As a condition of employment, all employees covered by this Agreement after completing ninety (90) calendar days, shall become members of the Union and shall maintain their membership in the Union to the extent of paying the periodic dues and the initiation fee uniformly required of all Union members, for the duration of this Agreement.

Section 3. Union Good Standing
------------------------------

     For the purpose of this Article, an employee shall not be deemed to have lost his membership in the Union in good standing until the International Secretary/Treasurer of the Union shall have given the Company a notice in writing of that fact. The foregoing provision shall be effective in accordance and consistent with applicable provisions of federal and state law.

Section 4. Affirmative Action
-----------------------------

     The provisions of this Agreement shall be applied to all employees without discrimination on account of race, creed, color, age, sex, national origin, sexual orientation, and where possible with reasonable accommodation to those physically or mentally handicapped. It is further agreed that affirmative action will be taken to insure that employees are treated without discrimination in wages, hours, or other conditions of employment except as imposed by federal, state or local law. The Parties agree to the establishment of a joint Committee on Civil Rights. The representation on this joint Committee shall be an equal number of members from both Parties, not to exceed three (3) Union members and three (3) Company members. The joint Committee shall review and investigate complaints involving civil rights and attempt to resolve same. In the event that a civil rights complaint reviewed by this joint Committee is not resolved, it may be processed by the Chairperson of the grievance Committee directly into the third step of the grievance procedure. The Company and Union members of the joint Committee shall meet at mutually agreeable times as required. Whenever the masculine form of the pronoun "he" is used, it shall include the feminine pronoun.

                             ARTICLE III - CHECK OFF
                             -----------------------

Section 1. Company Responsibility
---------------------------------

     The Company will deduct and remit to the Union monthly dues, assessments, and initiation fees each as designated by the International Secretary/Treasurer of the Union, as membership dues in the Union, on the basis of individually signed voluntary check-off authorization cards.

     All new employees coming within the jurisdiction of the bargaining unit shall, as a condition of employment, become members of the Union at the end of their probationary periods. At the time new employees are hired, they will be furnished Union membership cards for their signatures. These cards will be given to the Local Unit President.

Section 2. Authorization Cards
------------------------------

     Voluntary authorization cards signed by the employees and duplicate lists of its members shall be furnished to the Company by the Union, and additional supplementary lists showing employees who have become members since the submission of the previous list shall be submitted to the Company by the Union monthly thereafter.

Section 3. Supplemental Lists
-----------------------------

     One of each set of such lists shall be returned to the Union by the Company monthly and shall contain thereon any corrections which may be required.

     A supplemental list including names of employees who have completed their probationary periods will be provided for the Union by the Company.

Section 4. Additional Assessments
---------------------------------

     The Company shall, in like manner, after being notified by the International Secretary/Treasurer of the Union, also deduct such assessments as may be specified in the aforementioned Constitution.

Section 5. Forwarding of Deductions to International
----------------------------------------------------

     The Company shall forward deductions made each month to the International Secretary/Treasurer of the Union at the address which he authorized in the form of a check made payable to his name.

Section 6. Monthly Membership Reports
-------------------------------------

     For the purpose of maintaining local Union records, the Company shall furnish to the Financial Secretary of the local Union and to the local office of the International Union, a monthly report showing the membership total, new employees hired in the preceding month, and the name of members for whom no deductions were made and the reasons therefore.

Section 7. USW Political Action Fund
------------------------------------

     The Company agrees that it will check off and transmit to the Secretary/Treasurer of the United Steelworkers Political Action Committee (USW
PAC) voluntary contributions to the USW Political Action Fund from the earnings of those employees who voluntarily authorize such contributions on forms provided for that purpose by the USW PAC. The amount and timing of such check off deductions and the transmittal of such voluntary contributions shall be as specified in such forms and in conformance with any applicable state or federal statute.

     The signing of such USW PAC check off form and the making of such voluntary annual contributions are not conditions of membership in the Union or of employment with the Company.

     The Union shall indemnify and save the Company harmless against any and all claims, demands, suits or other forms of liability that shall arise out of or by reason of action taken or not taken by the Company for the purpose of complying with any of the provisions of this Section.

     The United Steelworkers Political Action Committee supports various candidates for federal and other elective office, is connected with the United Steelworkers, a labor organization and solicits and accepts only voluntary contributions, which are deposited in an account separate and segregated from the dues fund of the Union, in its own fundraising efforts and in joint fundraising efforts with the AFL-CIO and its Committee on Political Education.

                               ARTICLE IV - WAGES
                               ------------------

Section 1. Wage Guarantee
-------------------------

     During the term of this Agreement, each employee shall be guaranteed and shall receive for each day's work an amount not less than the applicable hourly rate for his job as set forth in Exhibit A multiplied by the number of hours worked except as otherwise described in this agreement.

Section 2. Establishment of Labor Grades
----------------------------------------

     The applicable hourly rates set forth in Exhibit A shall be applied to the existing job classifications in accordance with the labor grades established by the CWS Job Evaluation Program.

Section 3. New or Changed Jobs
------------------------------

     New or changed jobs shall be paid at the applicable hourly rate appropriate for the labor grade developed and established in accordance with the CWS Job Evaluation Program.

Section 4. Minimum Rate Guarantee
---------------------------------

     The minimum guarantee for all hours worked shall be the base rate of the classification and labor grade.

Section 5. Evaluation/Classification of Jobs
--------------------------------------------

     (a) The CWS Job Evaluation Program and the provisions of the CWS Manual will continue in effect. The CWS Committee will consist of two (2) members from the grievance committee, CWS Steward, a human resources representative, a member of manufacturing management, and the plant manager.

     (b) When the Company establishes a new job or changes an existing job, such job will be evaluated and classified in accordance with the provisions of the CWS Manual.

     (c) The Company shall submit copies of job descriptions and factor sheets for all new or changed jobs to the Chairman of the CWS Committee and the Chairman of the Grievance Committee not later than the end of the week in which such jobs are installed and operating. The Union will submit its evaluation within ten (10) working days of the date of receipt of such job descriptions and factor sheets. Failure to observe time limits in the evaluation of new or changed jobs will resolve the evaluation in the favor of the other party unless time limits are extended by mutual agreement.

     (d) In the event the Parties cannot agree that a job description as submitted accurately describes the job, or are unable to agree on the classification, the differences shall be stipulated, setting forth any factors or factor codings in dispute. Such stipulated differences shall be submitted to the grievance procedure beginning at the Third Step.

     (e) Any disputed classifications will be installed at the classification submitted by the Company. Any wage adjustments made necessary as a result of the final resolution of the grievance will be retroactive to the effective date of the installation or change.

     (f) Whenever the primary functions of the jobs as described under the existing job descriptions and CWS Manual have been combined, the grade for the combined job shall be determined by the use of selective factoring and the job reclassified according to the point total of the combined job with such factoring.

Section 6. Labor Grade Inequity Grievances
------------------------------------------

     No basis shall exist for an employee to allege that a labor grade inequity exists and no grievance on behalf of an employee alleging a labor grade inequity shall be filed or processed during the term of this Agreement for any job that has been classified by the Joint Job Evaluation Committee or has otherwise been classified in accordance with the procedures established for classifying new or changed jobs under the CWS Manual.

Section 7. General Wage Increases
---------------------------------

     General wage increases will be granted to all employees in accordance with the following schedule:

     (a) All employees will be granted general wage increases of forty cents ($.40) per hour effective August 7, 2006; fifty cents ($.50) per hour effective August 6, 2007; and sixty cents ($.60) per hour effective August 4, 2008.

Section 8. Cost-of-Living Adjustments
-------------------------------------

     (a) A cost-of-living adjustment (COLA) shall be made to the applicable hourly rates. The amount of the COLA shall be determined and redetermined in accordance with changes in the Consumer Price Index for Urban Wage Earners and Clerical Workers. All items, published by the Bureau of Labor Statistics, United States Department of Labor (1982-84 equals 100) herein referred to as the BLS Consumer Price Index.

     (b) Effective August 7, 2006, the allowance shall be one (1) cent for each ..5 point increase above a five (5) percent annual increase in the BLS Consumer Price Index, using the July, 2005 index as a base.

     (c) Effective August 6, 2007, the allowance shall be one (1) cent for each ..5 point increase above a five (5) percent annual increase in the BLS Consumer Price Index, using the July, 2006 index as a base.

     (d) Effective August 4, 2008, the allowance shall be one (1) cent for each ..5 point increase above a five (5) percent annual increase in the BLS Consumer Price Index, using the July, 2007 index as a base.

     (e) The cost-of-living allowance will be computed on the basis of hours worked multiplied by the amount allowable by the change in the Index.

     (f) No adjustments, retroactive or otherwise, shall be made due to any revision which may later be made in the published figures for the BLS Consumer Price Index for the base months referred to above.

Section 9. Average Hourly Rate
------------------------------

     The average hourly rate based on a calculation one (1) month prior to the month of the occurrence is used for time for the Grievance Committee and Unit President, holiday pay and Company Convenience transfers.

     In the case of an extended absence, the calculation will be based upon the last full month worked prior to the employee's absence.

                           ARTICLE V - SHIFT PREMIUMS
                           --------------------------

Section 1. Shift Time Designations
----------------------------------

     For the purpose of this Article:

     (a) All shifts beginning between 5:00 a.m. and 9:00 a.m., inclusive, shall be considered day shifts.

     (b) All shifts beginning between 1:00 p.m. and 5:00 p.m., inclusive, shall be considered middle shifts.

     (c) All shifts beginning between 9:00 p.m. and 1:00 a.m., inclusive, shall be considered as night shifts.

     Where operations are required to support major operations of a group, individuals may be assigned an earlier or later starting time without being transferred to another shift.

Section 2. Shift Premiums
-------------------------

     Each employee scheduled to work on the middle shift or night shift shall be paid a shift premium of thirty-five cents ($.35) per hour for all work done by him on either of these shifts. Effective August 4, 2008 this amount will increase to forty-five cents ($.45) per hour.

Section 3. Shift Changes
------------------------

     If work is available, employees, with advance notice of at least one (1) day where possible, may perform such work on a shift other than their regular shift, without penalty of additional overtime premium to the Company. Such shift change requests will be limited to three (3) per contract year. Employees at Step 2 or above in the disciplinary system will not be eligible for shift change requests. Shift changes are only allowed within the same pay week. Employees will acknowledge the granting of this variation by signing an appropriate waiver slip, a copy of which shall be made available to the appropriate general grievance committeeperson.

                     ARTICLE VI - HOURS OF WORK AND OVERTIME
                     ---------------------------------------

Section 1. Normal Daily Working Hours
-------------------------------------

     The normal work day shall consist of eight (8) consecutive hours of work, exclusive of unpaid lunch periods, and shall begin at the starting time of the employee's shift. The normal hours for all day shift employees are 7:00 a.m. to 3:00 p.m. The normal hours for all middle shift employees are 3:00 p.m. to 11:00 p.m. The normal hours for all night shift employees are 11:00 p.m. to 7:00 a.m. Employees who refuse the daily overtime schedule shall work the otherwise normal schedule.

     Any employee who is unable to work must report his absence in the designated manner prior to the start of his shift. Any report off after the start of his shift will result in one (1) occurrence under the Conduct category of the Behavior Improvement Program and one (1) occurrence (if applicable) under the Absence category of the Behavior Improvement Program. Failure to report off before or during the shift will result in a step of discipline in the Conduct category of the Behavior Improvement Program. Once a call off is reported, the reason/category of report off can only be changed within 24 hours of the call off.

     Individual hardship cases may be brought to the attention of the Company by the Union. If an employee is absent due to personal health reasons, the employee is required to report his absence in the designated manner until such time as his absence is medically certified. If the employee continues to be absent beyond the certification period, the employee is required to report off in the designated manner prior to the shift until recertified.

Section 2. Normal Work Week
---------------------------

     The normal work week shall be five (5) consecutive work days beginning at 12:01 a.m. Monday or at the shift changing hour nearest that time.

Section 3. Eligibility for Overtime
-----------------------------------

     One and one-half times the applicable hourly rate shall be paid for the following conditions:

     (a) All time worked in excess of forty (40) hours within the work week.

     (b) All time worked in excess of eight (8) hours within a twenty-four (24) hour period beginning with the time the employee commences work but not extending beyond the work week. A full day of vacation will not be considered as time worked for eligibility of daily overtime.

     (c) All work performed on days when serving as a juror or as a subpoenaed witness, when receiving funeral pay, or on any holidays designated in Article VII, Section 1.

     (d) All work performed on Saturday, provided the employee worked the full five (5) preceding days in the work week. Absences due to the following reasons will be considered as days worked when determining the eligibility of an employee for overtime pay:

     1.   Jury Duty.

     2.   Meeting requirements of the Selective Service System.

     3. Occupational injury or illness suffered within the plant including follow-up visits to Workers Compensation physicians approved in advance by the Company.

     4. Death in the employee's immediate family. (See Article XVI, Section 8. Funeral Pay).

     5.   Layoff due to lack of work.

     6.   Subpoenaed as a witness.

     7. Emergencies such as lack of power, gas, water, fire, Acts of God, or other emergencies causing the plant to be closed.

     8.   Any approved medical leave of absence.

     It is understood that reasonable proof, in the form of physicians' certificates, legal documents, letters on formal stationery, newspaper reports or other mutually agreeable items, must be presented to the Company in the event of such absences.

     Individual hardship cases not provided for above may be brought to the attention of the Company by the Union. Decisions regarding hardship cases will be made on a timely basis.

Section 4. Eligibility for Double Time
--------------------------------------

     Two (2) times the applicable hourly rate shall be paid for the following conditions:

     (a) All work performed in excess of twelve (12) hours within a twenty-four
(24) hour period, beginning with the time the employee commences work, but not extending beyond the work week.

     (b) All work performed on Sunday provided the employee worked the full five
(5) preceding days in the work week and the approved schedule on Saturday, unless his failure to do so was attributable to the reasons and verified by the proof listed in Section 3. of this Article.

     If the employee is scheduled to work on Sunday but not Saturday, all hours worked on Sunday shall be paid at double time. If an employee is scheduled to work Saturday and Sunday and pre-schedules a vacation day on Saturday, he will be paid for Sunday's hours at one and one half times the hourly rate.

Section 5. Holiday or Vacation Day
----------------------------------

     For purposes of determining the eligibility of an employee for overtime pay, a paid holiday or vacation day falling within the work week shall be considered a day worked.

Section 6. Non-Duplication of Overtime Payments
-----------------------------------------------

     Overtime payments shall not be duplicated for the same hours worked under any of the terms of this Agreement and, to the extent that hours are compensated for at overtime rates under one provision, they shall not be counted as hours worked in determining overtime under the same or any other provision.

Section 7. Work Offer During Overtime
-------------------------------------

     (a) If the Company has none of his regular work for an employee during an available overtime period, it may offer the employee work in other capacities where he is able to perform such. The employee will receive the applicable rate of pay for the job performed.

     (b) In the event the Company elects to fill an overtime vacancy by a Work Offer, the Company shall offer the work to the most senior interested employee in that plant who can perform the available work without training.

     (c) Employees must declare their interest to accept such overtime on the sign-up sheet posted for this purpose.

Section 8. Miscellaneous Provisions
-----------------------------------

     (a) An employee who reports for work, not having previously been notified not to report, and who, for reasons solely attributable to the Company, is sent home without being put to work, shall receive four (4) hours pay at his applicable hourly rate.

     (b) If the Company has none of his regular work for him, it may use the employee's services in other capacities where he is able to perform such for four (4) hours or longer, and he shall receive his applicable hourly rate of pay or the rate of pay for the job performed, whichever is higher.

          In the event the Company has none of his regular work for him, such employee may elect to decline an assignment to another classification for up to four (4) hours or longer. It is expressly understood that such refusal would relieve the Company of any obligation for reporting pay.

     (c) Notification of employees who are not to report to work shall be made in inverse seniority order. In the event the Company cannot notify all employees affected and the chain of seniority is broken, such employees will be identified to appropriate Union representatives. Upon reporting such employees will not be allowed to work and will not receive report-in pay. Failure to attempt to contact all employees causing the chain of seniority to be broken will result in the remaining employees to be allowed to work or receive report-in pay as provided in (a) and (b) of this Section.

Section 9. Conditions Beyond Company Control
--------------------------------------------

     The provisions of Section 8. shall not apply if an employee is prevented from starting after reporting, or is prevented from continuing to work after starting because of conditions beyond the control of the Company. In such cases, each employee shall be paid at his applicable hourly rate for all time actually worked or one (1) hour, whichever is greater.

Section 10. Equalization of Overtime
------------------------------------

     It is the intention of the Parties to establish herein, as far as is practical, the basic principles for equitable rotation of such overtime work as may be required. To this end, the following rules are agreed to and shall prevail:

     (a) Within the affected job classification, shift, and department, overtime work shall be distributed as equally as practicable among all employees who are qualified to perform the available work. However, the foregoing is not intended to interfere with established past practice as to cross shift equalization.

     (b) It is the responsibility of the employee to request training in all areas of their job classification. If an employee is not trained in an area, he/she will be charged with any available overtime.

     (c) If an employee has requested training and is awaiting training, he/she will not be charged with overtime in that area.

     (d) In all other cases, overtime should be offered to the most senior employee with the least amount of overtime.

     (e) If you work the overtime, you will be charged.

     (f) If you decline to work or are unavailable to work overtime, you will be charged as having worked the overtime.

     (g) Employees will only be charged for refusing daily overtime, if they are asked the day before, unless it is an emergency (call off, sick or vacation) or there are other "unforeseen contingencies."

     (h) Employees moving into a new department, shift or job classification will be charged with hours equal to employees in that job with the highest number of overtime hours worked. Employees moving into the job classifications of 0494, 0495, 0670, 0692, 0693 and 0754 will be eligible to work overtime from their first day of work under the guidance of a trainer.

     (i) An employee removed (temporary or otherwise) out of his/her job classification will maintain his/her position in the overtime log within that job classification upon return.

Section 11. Administration of Overtime
--------------------------------------

     (a) If an insufficient number of employees within a job classification and within a department accept the opportunity to work overtime, the Company shall fill such overtime opportunities in the following order of preference:

                    1. Qualified volunteers within the job classification, then department, regardless of shift, may be offered an opportunity to work on another shift where the minimum coverage requirements have not been met. In this case, provided all overtime opportunities are met on the employee's regular shift, working overtime on another shift would not count as a shift change request. Employees, who move to alternate shifts where a shift premium is in force, will receive the premium in addition to their regular rate of pay.

                    2. An overtime Work Offer to qualified employees as described in Article VI, Section 7 - Work Offer During Overtime.

                    3. In the event there are an insufficient number of employees who volunteer for overtime within a job classification, shift and department, the Company may schedule and rotate the overtime work in the inverse order of seniority for such employees to meet minimum coverage requirements. An employee required to work and who is unable to work may find a qualified replacement and receive approval from their supervisor prior to the end of the fifth (5th) day of the work week.

                    Failure to work overtime as described in this Section 11 (a)
               3 above, will be considered a step of discipline for the purpose of Article IX, Section 2.

                    Each employee so scheduled shall be required to work unless he is prevented from doing so for reasonable cause or has scheduled a personal/vacation day the Friday immediately before or the Monday immediately after the weekend in question. Such personal/vacation day must be scheduled by the 3rd day, 5th hour.

     (b) Any employee who, upon proper request from his Supervisor accepts an overtime assignment, shall work such overtime and failure to do so shall cause him to be treated as an absentee.

     (c) The Company may designate in certain job classifications where operations are continuous, that 0.3 hours of daily overtime be required. For the purpose of this paragraph (c) only, a continuous operation is defined as any plastic molding machine operation which works for two (2) or more consecutive eight (8) hour shifts within a twenty-four (24) hour period. For the purpose of overtime equalization, overtime that is generated as a result of the mandatory overlap for the continuity of molding operations in job classification 0692, Department 357, will not be counted.

Section 12. Weekend Overtime
----------------------------

     A roster for overtime volunteers will be posted at the beginning of the work week (third shift Sunday night) and will remain posted until two and one half (2 1/2) hours following the beginning of the third (3rd) day of the work week. By the end of the fourth (4th) day of the work week, employees needed to fill overtime requirements will be notified. If additional openings remain, employees may volunteer by the end of the shift on the fifth (5th) day of the work week, by notifying their supervisor and by signing the overtime sign-up sheet. Such employees will be placed in available openings by management.

     Employees must personally sign the overtime sign-up sheet or contact their supervisor if away from the facility. Other employees are prohibited from signing the sheet on another person's behalf.

Section 13. Provision of Overtime Rosters
-----------------------------------------

     Overtime rosters pertaining to the equal rotation of overtime will be made available to each department steward and general grievance committeeman.

                             ARTICLE VII - HOLIDAYS
                             ----------------------

Section 1. Holiday Designations
-------------------------------

     (a) The following days are recognized as paid holidays:

          New Year's Day
          Good Friday
          Memorial Day
          Independence Day
          Labor Day
          Thanksgiving Day
          Day after Thanksgiving Day
          December 24th
          Christmas Day
          December 31st
          Paid Personal Day (3)

     (b) The Paid Personal Day must be requested and approved by the Company at least one (1) day in advance.

     (c) Employees in their probationary period will be paid for company designated holidays provided they meet the eligibility requirements described in section 5 of this article.

Section 2. Rate of Holiday Pay
------------------------------

     Eligible employees shall be paid eight (8) times their average hourly rate for each of the holidays mentioned above. Such rate will be calculated based on the available average from the month prior.

Section 3. Holiday Hours
------------------------

     Each of the aforementioned holidays shall begin at 12:01 a.m. or the shift changing time nearest thereto and shall continue for twenty-four (24) hours thereafter. The parties may mutually agree to observe any one of the aforementioned holidays on a date or at a time other than that designated.

     The Good Friday holiday for the third shift shall be observed in the following manner. The third shift work week preceding the holiday will end at 7 o'clock on the morning of Good Friday. The third shift will begin the following work week at 11 o'clock on the evening of the Monday which follows the holiday.

Section 4. Saturday/Sunday Holidays
-----------------------------------

     Any of the above designated holidays occurring on Saturday shall be celebrated on the previous Friday. In the event that Friday is also a holiday, the previous Thursday shall be considered a holiday.

     Any of the above designated holidays occurring on Sunday shall be celebrated on the following Monday. In the event that Monday is also a holiday, the following Tuesday shall be considered a holiday.

Section 5. Holiday Pay Eligibility
----------------------------------

     In order to be eligible for holiday pay, an employee must have worked the scheduled work day immediately before and after the holiday in question. The following reasons are acceptable for absence during the week in which the holiday occurs and on qualifying days:

     1.   Jury Duty.

     2.   Meeting requirements of the Selective Service System.

     3. Occupational injury or illness suffered within the plant (this excludes employees who are being compensated through Workers Compensation insurance covering the same holiday).

     4. Death in the employee's immediate family provided he is eligible for and receives Funeral Pay.

          (See  Article  XVI, Section 8.).

     5. Layoff due to lack of work provided the employee works the week immediately preceding the week in which the holiday occurs. Layoff due to lack of work provided the employee is recalled and reports to work on the first work day immediately following the holiday. If the recalled employee is bumped before starting to work, the employee who bumps onto the job and begins working on the first day immediately following the holiday, will receive the holiday pay.

     6.   Subpoenaed as a witness.

     7. Emergencies such as lack of power, gas, water, fire, Acts of God, or other emergencies causing the plant to be closed.

     8. Approved leave of absence, i.e., emergency leaves and personal leaves. This excludes employees who are already being compensated for time out that encompasses the holiday under Sickness & Accident benefits or Workers Compensation insurance.

     9.   Any granted weather amnesty.

     The eligibility provisions of this Section are not applicable to the Paid Personal Days specified in Section 1. of this Article.

     It is understood that reasonable proof in the form of physicians' certificates, legal documents, letters on formal stationery, newspaper reports, or other mutually agreeable items, must be presented to the Company in the event of such absences.

     Individual hardship cases not provided for above may be brought to the attention of the Company by the Union.

Section 6. Work on a Holiday
----------------------------

     If an eligible employee is scheduled to work on any such holiday, but fails to perform his assigned work, he shall not be paid for the unworked holiday, unless he has failed to perform such work because of sickness, or similar good cause. An employee is also ineligible for holiday pay if he fails to properly report such absence according to the provisions of Article VI, Section 1. of the Agreement and the Company's Employee Responsibilities Policy.

Section 7. Holidays Falling During Vacations
--------------------------------------------

     When a holiday falls during an employee's vacation scheduled on a weekly basis, such employee may:

     (a) receive in addition to his vacation period, an additional day off either the Friday immediately before or the Monday immediately after his vacation; or

     (b) elect to waive an additional day off and receive pay in lieu of such day off.

                            ARTICLE VIII - VACATIONS
                            ------------------------

Section 1. Vacation Schedule
----------------------------

     Employees who complete one (1) or more years of continuous service on January 1 of each year shall be entitled to vacation pay in accordance with the following schedule:

     Employees whose years of continuous service will transition into a new vacation allotment during the calendar year will receive the increased vacation allotment January 1 of that year.

YEARS OF CONTINUOUS SERVICE   VACATION
---------------------------   --------
     1 to 3 years             8 days
     3 to 8 years             13 days
     8 to 18 years            20 days
     18 to 23 years           26 days
     23 to 30 years           29 days
     30 to 35 years           30 days
     35 years and over        1 additional day for
                              each additional 5 years
                              of service

Section 2. Vacation Pay
-----------------------

     Vacation pay shall be paid to each employee on the regular pay day immediately prior to the start of his weekly vacation, provided he/she gives the company 2 weeks notice prior to payment.

     Vacation pay shall be paid to each employee taking daily vacation on the regular pay day for all work performed in the week in which the vacation days are taken.

     Vacation days scheduled and paid in advance cannot be cancelled, cannot be taken at a later time without pay, or cancelled in order to use a Company benefit e.g. Funeral pay, FMLA, S&A benefits, jury pay or subpoenaed as a witness pay.

Section 3. Shut-Down
--------------------

     It is expressly understood that the Company reserves the right to close the plant for purposes of scheduling simultaneous vacations. Such shut-down period for vacation purposes shall not exceed five (5) consecutive working days. The shutdown dates will be announced by January 1 of the same year.

     Employees who are scheduled to work during shutdown must work the entire scheduled period. If a bona fide emergency occurs, the parties will meet to discuss the situation.

     Employees will not be required to hold vacation for shutdown, as long as they agree to work on the clean up crew during shutdown.

Section 4. Allocation of Vacation
---------------------------------

     It is expressly understood that the final allocation of vacation is reserved exclusively by the Company in order to preserve the orderly operation of the plant. The vacation to which each employee is entitled will be awarded on January 1 and must be taken between January 1 and December 31 of each calendar year.

Section 5. Distribution of Vacation Entitlement
-----------------------------------------------

     Employees having more than one (1) week of vacation entitlement shall be permitted to take such additional vacation time on a weekly or daily basis.

     Vacation taken on a weekly basis must be requested and approved by the Company at least one (1) month in advance. Vacation taken on a daily basis must be requested and approved by the Company at least one (1) day in advance whenever possible.

     Vacation taken on a half-day basis must be requested and approved by the Company by the end of the employee's prior shift.

     It is understood that same day report offs for vacation will not be permitted by any employee who is scheduled to work on Saturday or Sunday.

Section 6. Pay in Lieu of Time
------------------------------

     Except for those days necessary to cover the annual shutdown week, employees who do not use their full vacation entitlement may elect to receive pay in lieu of vacation not taken. Such employees will receive pay for unused vacation days within two (2) weeks of the date the election is made.

Section 7. Vacation Pay Computation
-----------------------------------

     Vacation pays shall be computed at the employee's base hourly rate at the time vacation is taken times their average hours worked from the previous calendar year or 40 hours per week, whichever is greater. Average hours worked includes regular, overtime, and absences defined in Article VI, Section 3.

Section 8. Vacation Pay and Separation
--------------------------------------

     Eligible employees who for any reason separate themselves from the Company after attainment of their vacation shall receive the vacation pay to which attainment of such date entitles them or any balance of such vacation pay which they have not received prior to separation. In addition, they shall receive one-twelfth (1/12) of their earned vacation pay for each month completed after attainment of their vacation and prior to their separation date.

Section 9. Veteran Service and Vacation Entitlement
---------------------------------------------------

     Returning veterans, who were employed by the Company at the time they entered the Service, shall be considered to have been continuously employed by the employer for their entire length of such service for the purpose of determining vacation entitlement.

                        ARTICLE IX - BEHAVIOR IMPROVEMENT
                        ---------------------------------

Section 1. Absence
------------------

     The Parties affirm their commitment to the philosophy of constructive discipline in which the goal is to bring about a change in behavior for the better. Recognizing that the majority of our employees are positively motivated, this Article encompasses both the procedure to be followed by the Parties and employees to achieve positive behavior change as well as the consequences for failure.

     o On August 7, 2006, each employee will receive one (1) paid sick day (at base hourly rate) and one (1) paid sick day (at base hourly rate) on February 1, 2007 for use through August 5, 2007.

     o Beginning August 6, 2007, for each contract year employees will be eligible for three (3) paid sick days (at base hourly rate).

     o Beyond paid sick days, each day of absence will be considered an occurrence.

     o    Any combination of two (2) latenesses or early departures within a six
          (6) month rolling period (defined as working four (4) hours or more, but less than the full shift) will be considered an occurrence.

     o    Any approved FMLA absence will not count as an occurrence.

     Excessive absence is defined as any combination of three (3) occurrences in a six (6) month rolling period and will generate a step of discipline.

Section 2. Absence Discipline
-----------------------------

     The following steps will be followed in the case of absence problems including absence without report, absence without a reasonable cause, falsifying the reason for absence, and chronic or pattern absence.

     STEP l. The supervisor will discuss the incident with the employee on the job within fifteen (15) working days of the incident date. Such discussion will be directed toward an explanation of why the incident is a problem and developing with the employee a constructive plan to prevent the incident or other incidents from occurring again.

     STEP 2. Should the same or other incidents related to absence occur, the supervisor will again bring the matter to the employee's attention on the job, with his steward, for a serious discussion of the matter within fifteen (15) working days of the incident date. In addition to the steward and the supervisor, the appropriate Manufacturing Manager or the Human Resources Manager or his designee, and the employee's Grievance Committeeperson shall participate in the discussion. The intent of the discussion will be to identify changes the employee should consider in order to bring about improvement in attendance and punctuality. The major points of the meeting will be confirmed in a letter to the employee.

     STEP 3. If further incidents occur, the procedure outlined in Step 2 will be repeated, within twenty (20) working days of the incident date with the participation of the Human Resources Manager or his designee, and the employee's Grievance Committeeperson. The intent of this discussion at this Step will be to identify changes the employee should consider to bring about an improvement in attendance and punctuality, to review the employee's absence history and to make the employee aware of the gravity of his position in the behavior improvement procedure. To emphasize the seriousness, the employee will be suspended without pay for the remainder of the shift during which time he should consider seriously whether he intends to abide by the Company's standards. He will also be informed that another incident will result in termination.

     STEP 4. In the event of another incident, the employee will be discharged.

Section 3. Absence Discipline Record
------------------------------------

     If no further incidents related to absence occur within six (6) months of Step 1, twelve (12) months of Step 2, or twelve (12) months of Step 3, such Step will be cleared from the employee's record. Leave of absences (including all days out on a leave) will not be counted toward clearing the employee's record.

Section 4. Behavior Discipline
------------------------------

     In the case of unsatisfactory work performance, such as carelessness in handling machinery or materials, unsafe work practices, insufficient attention to work, or a breach of discipline, such as failure to carry out a supervisor's instructions, improper handling of time reporting procedures or parking violations or disregard for the Arrow Code of Conduct, the following steps will be followed:

     STEP l. The supervisor will discuss the incident with the employee on the job within ten (10) working days of the incident. Such discussion will be directed toward an explanation of why the incident is a problem and developing with the employee a constructive plan to prevent the incident or other incidents from occurring again.

     STEP 2. Should the same or other incidents occur related to behavior in and about the workplace, the supervisor will again bring the matter to the employee's attention on the job, along with his steward for a serious discussion of the matter within fifteen (15) working days of the incident date. In addition to the steward and the supervisor, the appropriate Manufacturing Manager or the Human Resources Manager or his designee and the employees' Grievance Committeeperson shall participate in the discussion. The intent of this discussion will be to resolve the employee's difficulty in abiding by normal standards of performance and discipline. The major points of the meeting will be confirmed in a letter to the employee.

     STEP 3. If further incidents occur, the procedure outlined in STEP 2 will be repeated within twenty (20) working days of the incident date with the participation of the Human Resources Manager or his designee and the employee's Grievance Committeeperson. The employee will be suspended without pay for the remainder of the shift during which time he should consider seriously whether he intends to abide by the Company's standards. He will also be informed that another incident will result in termination.

     STEP 4. In the event of another incident, the employee will be discharged.

     For the purpose of this Section 4, any combination of three (3) occurrences of late report offs or failure to swipe in or out at the beginning or end of the shift will also be considered as just cause for discipline.

Section 5. Behavior Discipline Record
-------------------------------------

     If no further incidents related to behavior in and about the workplace occur within three (3) months of Step 1, six (6) months of Step 2, and twelve
(12) months of Step 3, such Step will be cleared from the employee's record. Leaves of Absence (including all days out on a leave) will not be counted toward clearing the employee's record.

Section 6. Serious Offenses
---------------------------

     In the case of criminal behavior, the use of, or possession of alcoholic beverages or drugs on the Company property, or unauthorized work stoppages, termination is immediate without recourse to the Steps outlined in Sections 2. and 4.

     Any serious offense as listed in the Company's "Employee Responsibilities" policy will also subject the employee to immediate disciplinary action up to and including suspension and/or discharge.

Section 7. Scrap
----------------

     In the case of insufficient attention to work resulting in scrap being made, the ten (10) working day time limit will commence at the time it came to the supervisor's attention.

Section 8. Disputes on Discipline
---------------------------------

     Any difference or dispute concerning a disciplinary action shall be adjusted in accordance with the grievance and arbitration procedures herein set forth.

Section 9. Disputes on Discharge
--------------------------------

     Any difference or dispute concerning a discharge shall be submitted to the Third Step of the Grievance Procedure within five (5) working days following such discharge. Such time limit may be extended by mutual agreement of the Parties.

Section 10. Time Limits
-----------------------

     Should the Company fail to observe the time limits as outlined in Sections
2. and 4. of this Article, the immediate incident will be dropped from the employee's record. Such time limits may be extended by mutual agreement of the Parties.

                         ARTICLE X - MANAGEMENT'S RIGHTS
                         -------------------------------

     The Union recognizes that the Company retains the exclusive right to direct the working force and to manage its business in a safe, economical, and effective manner except as such right is limited by the terms of this Agreement.

     Among the rights and responsibilities which shall continue to be vested in the Company, which is not intended as a wholly inclusive list shall be: to introduce new and improved production methods and facilities; to decide the number and location of its plants, including the number of its employees, the products to be manufactured, the schedules of production, the methods, processes and means of manufacturing; to increase or change production equipment; to regulate the quality or quantity of work; to hire, discipline, suspend or discharge for just cause; to promote, transfer and relieve employees from duty because of lack of work or other legitimate reasons; to subcontract, transfer or assign any or all of the Company's operations; and to take such other actions as the efficient operation of the plant and the necessities of the business shall require, provided, however, that such rights shall not be used so as to discriminate against any employee because of membership in the Union or in a manner inconsistent with the provisions of this Agreement.

                         ARTICLE XI - SAFETY AND HEALTH
                         ------------------------------

Section 1. Dedication to OSHA Standards
---------------------------------------

     The Company will make every reasonable effort to provide safe and healthful conditions of work for employees at the plants. Such provisions will be maintained within the framework of the regulations of the Commonwealth of Pennsylvania, Department of Labor and Industry, Harrisburg and the Federal Occupational Safety and Health Act.

Section 2. Provision of Protective Devices
------------------------------------------

     The Company's present practice of providing protective devices necessary for the safety and health of its employees will be continued during the period of this Agreement.

Section 3. Joint Safety Committee
---------------------------------

     The Joint Safety Committee will be responsible for reviewing unsafe conditions, conducting safety audits and implementing solutions. Such committee will be composed of ten (10) members: Six (6) members appointed by the Company; four (4) members appointed by the Union.

     Meetings will be conducted during the third (3rd) week of each month to review committee functions and make recommendations to the Company.

Section 4. Inspection Tours
---------------------------

     Department inspection tours will be conducted monthly. The members of the Joint Safety Committee along with the department supervisor and steward will participate in the tour. Copies of all reports relating to such inspection tours will be given to all personnel on the Joint Safety Committee.

Section 5. Accident Investigation
---------------------------------

     In the event of a serious accident the Human Resources Department will notify the designated Union member of the Joint Safety Committee in order to make a joint accident investigation. The parties agree to implement a joint accident investigation team as soon as practical. The team will be responsible for joint investigation of all lost time accidents.

     Reports of such investigations shall have joint approval and copies of such reports will be given to the appropriate members of the Joint Safety Committee.

Section 6. Rate of Pay When Injured
-----------------------------------

     When an employee who is injured while working in the plant is taken to a physician or hospital and returns to his job during the shift, he will be paid at his applicable hourly rate for the period of his absence for medical attention.

     If, following an accident, the attending physician substantiates that the employee involved is unable to return to work on the date of the initial visit, he will be paid for the balance of his shift, including scheduled overtime, provided the accident was reported to management on the day it happened and the initial visit is within one week of the accident, in accordance with the above.

Section 7. Rest Periods
-----------------------

     A thirty (30) minute lunch period will be scheduled during the mid point of each shift. Two (2) ten (10) minute breaks will be allowed (two and six hours into the shift) unless agreed in advance with the supervisor. Management may assign a different break schedule as deemed appropriate by specific operational needs, which will amount to the same total break time.

     It is understood that the above schedule applies to an eight (8) hour day. If an employee works two (2) hours after having worked the regular eight (8) hour shift, he will be allowed a ten (10) minute rest period before the end of the eight (8) hour shift. If an employee works four (4) hours after having worked the regular eight (8) hour shift, he will be allowed a ten (10) minute rest period before the end of the eight (8) hour shift, and an additional ten
(10) minute rest period two hours later. Management may assign a different break schedule as deemed appropriate by specific operational needs, which will amount to the same total break time.

Section 8. Non-Abuse of Privileges
----------------------------------

     The Union agrees that the employees shall not abuse these privileges. Such abuses will be brought to the Union's attention through the provisions of
Article XVIII, Section 3(h).

Section 9. First Aid Team
-------------------------

     The Company agrees to continue the First Aid Team.

Section 10. Use of Illegal Drugs and Alcohol
--------------------------------------------

     The Parties recognize that the use of illegal drugs and alcohol poses a serious threat to both the Company and its employees. Moreover, the Company and its employees have the responsibility to maintain a safe, healthful and efficient working environment. To meet these objectives, the Parties agree to the following procedure:

     1. Any employee who is guilty of possession, use or sale of alcohol or illegal drugs on Company property will be terminated without recourse to the procedure outlined in Article IX, Behavior Improvement.

     2. Any employee who exhibits unusual behavior such as excessive absence, being disruptive, abusing other employees or exhibiting work habits other than those normally exhibited, or is involved in a workplace accident or injury (the nature of which involves off-site treatment) will be subject to alcohol and drug screening by an independent laboratory designated by the Company. Such laboratory must be properly certified by the U. S. Department of Health and Human Services and use accepted scientific methods of testing, meet all pertinent proficiency standards, and be capable of defending its position and analysis with expert testimony.

     3. Specimens obtained for drug and alcohol screening will be retained for thirty (30) days in the event further analysis is deemed necessary. During retention of such specimens as well as during all phases of the specimen gathering and screening process, specimen security will be maintained so that tampering cannot occur.

     4. In the event such screening produces positive results, the employee will be immediately suspended for thirty (30) days and must submit to counseling and rehabilitation therapy as approved by the Employee Assistance Program (EAP). The employee will not be permitted to return to work until he tests negative after the thirty (30) days suspension. The rehabilitation program will be approved by the Company and the employee must complete the prescribed program. An employee who refuses testing, or as a result of a positive test refuses to cooperate with the EAP, refuses treatment or continued aftercare, or engages in specimen tampering will be subject to discharge.

     5. An employee who tests positive will also be subject to random testing three (3) times for a period of one (1) year from the date the employee returns to work. Any positive result from random testing will be grounds for discharge. This testing will be performed during regularly scheduled working hours.

     6. Any employee who becomes involved in a second incident resulting in a positive drug or alcohol test may be subject to discharge.

                         ARTICLE XII - ACCESS TO PLANTS
                         ------------------------------

     The duly authorized International Representative of the Union shall be permitted to visit the plants during working hours for the purpose of adjusting complaints or ascertaining whether this Agreement is being complied with. Such visits to the plants are to be conducted so as to avoid interference with the operation of the plants and shall be made only after notification to a member of the Human Resources staff.

     Union Representatives and the Unit President will be allowed entrance to the plants to serve their members on all shifts provided they notify the supervisor of their presence when practical.

     When a Union Representative or the Unit President is going to leave his assigned plant to conduct Union business, he shall notify his supervisor of his planned departure and of his return when practical.

                        ARTICLE XIII - LEAVES OF ABSENCE
                        --------------------------------

Section 1. Family and Medical Leave Act (FMLA)
----------------------------------------------

     Leaves of Absence will be granted to employees for those reasons which are consistent with the requirements of the Family and Medical Leave Act (FMLA). In conjunction with the FMLA, a "serious health condition" is defined by the existing regulations as set forth by the Department of Labor. An employee who utilizes all available vacation within a calendar year for reasons which are attributable to FMLA may be granted an unpaid Leave of Absence for up to five
(5) working days for vacation purposes. In the event that the FMLA law is dissolved, the parties will meet to negotiate language for the Leave of Absence policy.

Section 2. Preapproved Leaves of Absence
----------------------------------------

     Leaves of Absence for compelling personal reasons may be granted for one full day or more by the Company.

     Application must be made in writing by the end of the employee's shift prior to the absence, and the employee must have used all his remaining vacation/personal days.

     In considering requests for Leaves of Absence the Company will give consideration to the reason for the Leave, the length of the Leave requested, the effects of the lost time on production requirements, the employee's disciplinary record and length of service.

     Approved Leaves of Absence shall be reduced to writing and copies of such Leaves shall be given to the employee and appropriate Union officials.

     All paid personal days and vacation entitlement except that which must be applied to the vacation shutdown period must have been used before a Leave of Absence will be considered for approval.

Section 3. Emergency Leave Days
-------------------------------

     Employees who are not in Step 2 or above in the disciplinary procedure will be eligible for two (2) emergency leave days within each contract year.

     An Emergency Leave must be for a legitimate and unforeseen emergency situation which prevents the employee from coming to work. It is understood and agreed that the Company reserves the right to require reasonable evidence for the Emergency Leave.

     An Emergency Leave may be granted after the employee has begun working for the day provided reasonable evidence to support the emergency is supplied to the Company upon request. If the employee leaves work after the commencement of the shift, the employee is charged with a full day of Emergency Leave. An Emergency Leave will not be granted for an employee's personal illness unless it involves an emergency condition for which medical certification can be provided. An Emergency Leave may be granted without having used available vacation or personal days.

     An Emergency Leave must be requested no later than 24 hours after returning to work.

Section 4. Employment While on Leave of Absence
-----------------------------------------------

     No employee shall engage in any form of employment including self employment while on such Leave of Absence.

Section 5. Leave of Absence for Union Business
----------------------------------------------

     A Leave of Absence for Union business, not to exceed three (3) years, shall be granted to any employee who is elected to or appointed to a position within the Union (or the AFL-CIO) upon receipt of a written request from the District Director. Such Leave shall be without pay or other economic benefits provided by this Agreement.

     A Leave of Absence shall be granted to any employee who is elected or appointed to a public office. Such Leave shall not exceed one (1) term in office and shall be without pay or other economic benefits provided by this Agreement.

     Approved Leaves of Absence shall be reduced to writing and copies of such Leaves shall be furnished to the employee and the Union.

Section 6. Establishment of Seniority
-------------------------------------

     Employees returning from an approved Leave of Absence shall be restored to full seniority.

Section 7. Disputes Regarding Disapproval of Leave
--------------------------------------------------

     Disputes regarding the disapproval of a Leave of Absence shall become the subject of a grievance at the second step of the grievance procedure.

                         ARTICLE XIV - MILITARY SERVICE
                         ------------------------------

     An employee who enters the Military Service of the United States shall retain his seniority and his right to reemployment or reinstatement on the basis of such seniority in accordance with existing law. In addition, an employee will receive pay for up to two (2) weeks per year while on military leave. They will be paid upon their return from leave at a rate equal to the difference in their base rate and the pay received from the military.

                        ARTICLE XV - STRIKES OR LOCKOUTS
                        --------------------------------

     There shall be no slowdowns, strikes, work stoppages, or other interference with or limitations of production by the Union or the employees.

     In the event that the foregoing provision is violated, the Company reserves the right to take such disciplinary action, including discharge, as it deems necessary.

     There shall be no lockouts by the Company during the term of this Agreement.

                     ARTICLE XVI - MISCELLANEOUS PROVISIONS
                     --------------------------------------

Section l. Posting Notices
--------------------------

     The Company agrees to permit the Union to post notices on the Company's bulletin boards. Such notices may be on sections of boards or complete boards depending on the volume of notices. Before notices are posted they must first be submitted to the Company, be signed by an Officer of the Union and deal with Union meetings, elections, appointment of committees or other non-controversial matters concerning affairs of the Union.

Section 2. Non-Coercion of Union Members
----------------------------------------

     The Company will not interfere with, restrain, or coerce any member of the Union because of his membership in the Union or activity on behalf of the Union. The Union agrees that neither it nor its members shall transact any Union business on the Company's time except such matters as are specifically authorized by the terms of this Agreement.

     The Company agrees not to deny any Officer, Steward, or Grievance Committee member any job because of lost time for Union business. Any employee who has been authorized by the Unit President and gives sufficient advance notice to the Company shall be granted leave for legitimate Union activities, except where it causes undue hardship to the Company.

Section 3. Fair Employment Practices
------------------------------------

     The Company and the Union recognize that they are bound by the statutes of the Commonwealth of Pennsylvania and the United States relating to fair employment practices.

Section 4. Emergency Plant Shut-Down Notification
-------------------------------------------------

     In the event the Company cannot operate the plant due to emergencies beyond its control such as snow storms, fire, flood, etc., it will attempt to notify all employees not to report for work due to the emergency through the facilities of WEEU-AM, WRAW-AM, WIOV-AM, and WRFY-FM, Reading; WIOV-FM, Ephrata; and WPPA-AM/FM, Pottsville, PA.

Section 5. Promotions Outside of Bargaining Unit
------------------------------------------------

     Employees who may be promoted to positions outside the bargaining unit shall, as a condition of employment, be reinstated into the Union immediately upon returning to the bargaining unit. Such employee's seniority will not continue to accrue for the purposes of the provisions of Article XVII, Seniority, only during his absence from the bargaining unit. Such employee's seniority accrued prior to said transfer will be reinstated providing he does not spend a period of thirty (30) days outside of the bargaining unit. Such transfers shall also be limited to one (1) per lifetime for each employee so promoted.

Section 6. Definition of "Working Days"
---------------------------------------

     The term "working days" as used in the various Articles in this Agreement is defined to be Monday through Friday.

Section 7. Jury Pay and Subpoenaed as a Witness
-----------------------------------------------

     An employee who has successfully completed his probationary period who is summoned and reports for jury duty or is subpoenaed as a witness, as prescribed by applicable law, on a normal work day shall be paid by the Company an amount equal to the difference between the amount of the pay for eight (8) hours at base hourly rate and the daily fee paid by the court (not including travel allowances or reimbursement of expenses) for each day on which he reports for or performs as a juror or witness. Third shift employees may choose the jury service day or the following day to be excused and if he cannot return to work on time, shall be entitled to an unpaid Leave of Absence for the subsequent shift.

     The Company's obligation to pay an employee for these benefits shall be the length of time serving as a juror or witness.

     In order to receive payment, an employee must give the Company prior notice that he has been summoned as a juror or subpoenaed as a witness and must furnish satisfactory evidence that he reported for or performed on the days for which he claims such payment. The provisions of this Section are not applicable to an employee who, without being summoned or subpoenaed, volunteers as a juror or witness.

Section 8. Funeral Pay
----------------------

     (a) An employee shall be eligible to receive Funeral Pay for death in his immediate family, including the family of the deceased spouse, i.e. spouse, parent, or step-parent; parent or step-parent of current spouse; grandparent or step-grandparent, child or step-child, brother, step-brother, son-in-law, daughter-in-law, grandchildren, half-brother, sister, step-sister, half sister, brother-in-law and sister-in-law. The employee will be excused for any three (3) normally scheduled working days (excluding Saturday, Sunday and Holidays) during the period commencing with the date of death and ending seven (7) calendar days thereafter. An employee excused from work under this Section shall receive not more than twenty-four (24) hours of pay at their base hourly rate.

     (b) It is the responsibility of the employee to furnish the Human Resources Department with adequate proof substantiating his absence because of a funeral.

     (c) An employee shall be eligible to receive Funeral Attendance Pay for the death of the grandparent or step-grandparent of the current spouse, and the current spouse of the employee's brother-in-law and sister-in-law. The employee will be excused for the day of the funeral provided such day is a working day, including Saturday and Sunday, and will provide the Human Resources Department with adequate proof substantiating attendance at the funeral. An employee excused from work under this provision shall receive not more than eight (8) hours of pay at their base hourly rate.

     (d) Common law marriages will only be recognized if the employee has completed an Affidavit of Common Law Marriage and submitted it to the Human Resources Department before the date of death of the relative.

Section 9. Office Space
-----------------------

     The Company will provide office space for Union records and business relating to the Company for use during regular working hours. Maintenance of the office is the Company's responsibility.

                            ARTICLE XVII - SENIORITY
                            ------------------------

Section 1. Basis of Seniority
-----------------------------

     (a) Plant Seniority is defined as the length of continuous service with the Company and shall continue until terminated for reasons as set forth under paragraph (b) of this Section. The Company will maintain seniority records by department and will make them available to appropriate Union officials upon reasonable request.

     (b) Plant Seniority shall be terminated for the following reasons:

          1.   Voluntary quitting.

          2.   Discharge for just cause.

          3. Being absent due to layoff or disability for a continuous period of more than two (2) years, except that absence due entirely to compensable injury received in the course of any employee's employment by the Company shall not, to the extent of the period for which statutory compensation is payable, be included in the computation of said two (2) year period. Such two (2) year period may be extended provided that the employee notifies the Company by letter annually of his current address and of his desire to continue as an employee of the Company. In no case can an employee be granted an extension of more than three (3) years or a period equal to his consecutive service, whichever is smaller. Eligibility for such extensions is limited to employees whose dates of employment precede September 11, 1978.

          4. Failure to return to work within five (5) working days after delivery date of certified letter notifying him of primary or secondary recall. Failure to return to work after recall or failure to exercise his bumping rights after being bumped or laid off due to lack of work.

          5.   Three (3) consecutive working days unreported absence.

          6. Absence in excess of leave. The Company will give consideration in Items 4, 5, and 6 where employee's failure is due to extenuating circumstances.

          7. Engaging in any form of employment including self employment while on an approved leave of absence.

     (c) In recalling employees the Company will rely on the last address shown on the employees' records. Employees who do not receive a certified letter of recall due to failure to advise the Company of their last address shall be considered as voluntarily quitting the employ of the Company.

     (d) New employees shall be required to serve a probationary period of ninety (90) calendar days. During this time the Company shall judge the fitness of such employees and will be free to discharge or layoff such employees without regard to date of hire.

     After completion of the probationary period, the employees' plant seniority shall start from the original date of hire. Additionally, employees will become eligible for enrollment in the Company provided health and welfare benefits.

Section 2. Reducing Work Forces
-------------------------------

     When it becomes necessary to reduce the work force, employees to be laid off shall be notified by the Company as far in advance as practicable, but not later than four (4) hours before the end of the shift on the day of layoff (except in case of equipment failure) and the following procedures and conditions will apply:

     (a) The Company will determine the manning requirements by plant department, shift, and classification. All layoffs will become effective at the end of the workweek.

     (b) Probationary employees in the affected department, classification, and shift shall be the first to be laid off.

     (c) If additional layoffs are necessary, the least senior employees involved in the affected department, shift and classification will be laid off and the remaining employees will perform the available work.

     (d) When reducing the forces in a department, a general grievance committeeperson will be provided with a current seniority listing in order that the accuracy of the listing can be checked. In the event an error is detected and called to the attention of the Company, immediate correction shall be made. The Company will not be liable in the event such general grievance committeepersons fail to protest within a seventy-two (72) hour period following the end of the shift on which the seniority listing was provided, excluding unscheduled working days.

Section 3. Bumping
------------------

     (a) When an employee is permanently laid off or bumped he may bump any less senior employee on any job and in any classification. Such bumps may be into any department and on any shift.

     An employee exercising his bumping rights, after having notified management of his intentions as to department, shift, job class, and the employee being bumped, may not make any change in his election after signing the appropriate request form. In the event that the employee disqualifies himself in accordance with the provisions of Article XVII, Section 13(a), the disqualification will be made part of the employee's permanent record and the employee will not be allowed to bump into that job classification in the future.

     The Company has the right to temporarily retain a bumped employee for training purposes only up to a maximum of 20 days worked.

     (b) All employees exercising their seniority to bump less senior employees must meet the requirements of the jobs to which they bump according to the following provisions:

          1. If training is not allowed, such requirements must be met within ten (10) days worked.

          2.   If training is allowed:

               i) such requirements must be met within twenty (20) days worked unless the Company and Union have agreed upon an extension. Once the extension is agreed upon the employee has equal time to disqualify himself.

               ii) bumping employees will be taught or shown everything possible about the job during the twenty (20) days worked.

               iii) the bumping period must be equal to or exceed twenty (20)
                    days worked.

               iv) bumping employees must accept such training on shifts and by employees most convenient to the Company.

          3. Training will be allowed for all bumps into job classifications graded 4-9 by the CWS job evaluation program. Training may or may not be permitted for bumps into job classifications graded 10-20 by the CWS job evaluation program. The decision regarding the allowance of training will be made by the Company on the basis of a review of personnel records.

     (c) Meeting the requirements of the job on non-incentive operations is defined as achieving the minimum level of performance of those permanently assigned to the job.

     (d) Failure to meet the requirements of the job or a self-disqualification as defined in (c) above will result in the employee being required to bump a second time into a job classification for which he is qualified.

     (e) An employee who, upon being placed in layoff status, cannot immediately make the transition to a different shift shall be afforded an opportunity to make the transition at a later date without penalty. The length of time needed by the employee to make the transition shall be discussed and agreed upon by the parties, but in no event will exceed 20 working days. At the end of 20 working days, the employee's seniority will be terminated.

     (f) The Union will be given copies of Company records maintained for the above purposes.

Section 4. Bumping Procedure
----------------------------

     Application to replace another employee must be made immediately upon notification of layoff due to bumping or lack of work. Such application must be made to the Human Resources Department. The Union will be given copies of all such movements.

Section 5. Recall in Working Forces
-----------------------------------

     (a) When necessary to increase the working forces, the most senior employee in layoff status from the department, job classification and shift affected shall be first to be recalled.

     (b) Remaining vacancies shall be filled by the procedure outlined in
Section 8 of this Article.

     (c) In case of recall to their original job classifications and shifts, employees shall be notified by certified mail and failure to return to work within five (5) working days from the delivery date of certified mail, shall cause them to be deemed a voluntary quit.

     (d) When changes occur in the work force, appropriate Union representatives will be provided with weekly listings concerning additions, separations, disqualifications and transfers of employees giving names and other pertinent information. The Company will not be liable where a general grievance committeeman has received such notice and no protest has been filed within a seventy-two (72) hour period from the end of the shift on which the listings were received excluding unscheduled work days.

     (e) In recalling employees, the Company shall rely on the last address shown on the employee's personnel record. Employees will use the form Employee Record Reports, available in the departments to notify the Company of changes of address or personal status. A weekly list of all such changes shall be furnished to the Union Unit President. Employees who do not receive certified mail notifying them of recall as a result of failure to advise the Company of last address shall be considered as voluntarily quitting the employ of the Company.

     (f) When an employee is to be recalled on a temporary basis (twenty (20) working days or less), the following conditions will apply:

          1. If the employee is working on the same shift to which he has recall, he shall return to his department and job classification at the rate of pay of his job or the job on which he is working, whichever is higher.

          2. If the employee is on layoff or working on a shift other than the shift to which he has recall, he shall have the option of accepting or rejecting such temporary recall. The rate of pay shall be the rate of the job to which recalled.

          3. At the completion of the temporary recall, the employee shall be returned to the status he held prior to the temporary recall.

          4. In instances where such temporary recall is for one (1) shift or less, the Company may elect to fill the vacancy by temporary transfer.

          5. The appropriate grievance committeeperson will be informed of all temporary recalls and the disposition of such recalls.

     (g) In the event a temporary vacancy occurs in a department, job classification, and shift to which no employee has recall rights, such temporary vacancy shall be offered to laid off employees not working for the Company who have recall rights to the department, and job classification, but to shifts other than that on which the temporary vacancy has occurred.

Section 6. Temporary Lack of Work
---------------------------------

     If unforeseen business conditions result in the creation of a temporary lack of work situation, any combination of the following actions may be followed wherever practical:

     (a) Any employee in the affected department, classification and shift may be transferred under the provisions of Section 11. (d) of this Article. It is understood that senior employees who express a desire to do the work shall be limited to the affected classification. These transfers will not exceed five (5) consecutive working days and will be limited to seventy-five (75) per plant per contract year.

     In the event such temporary transfer is to a shift other than his regular shift, the affected employee may request and receive a layoff for a period of time equal to the duration of the lack of work situation.

     (b) The affected job classification within the department, classification and shift may be scheduled for not less than four (4) days per week and not more than four (4) weeks. It is understood that such schedules include no guarantee of hours per day or week.

     (c) The affected employees may be temporarily laid off according to the following procedure:

          1. The Company has the right to retain the particular skills necessary to produce the available work or man particular equipment.

          2. Layoffs will be made within the job classification, so that employees with the least seniority shall be affected first.

          3. Layoffs will be made for a period not to exceed five (5) consecutive days and rotated among the employees for like periods for the duration of the temporary lack of work.

          4. In the event an employee is laid off temporarily who does not have recall rights to such job, he shall have the option to return to the subject job at the conclusion of the temporary lack of work.

     (d) Short work weeks shall be effective for a period of not more than twenty (20) working days within a six (6) month period except by mutual agreement of the Parties. Temporary layoffs shall not exceed fifteen (l5) working days within a six (6) month period.

     (e) An employee who is scheduled to work according to (b) shall have the opportunity to displace any less senior employee in his job classification, department, and shift for the duration of the temporary lack of work situation.

     (f) Employees who have been affected by temporary actions outlined in (b) or (c) above shall have the right to displace any less senior employee who is currently:

          1.   A probationary employee.

          2.   Working on a temporary job offer.

          3.   Working on a Company convenience transfer.

     (g) An employee who displaces another employee as in (f) 2. or 3. above, shall return to the department, job classification, and shift which was affected following the completion of the original temporary lack of work condition. In no case shall such displacement exceed the time remaining on the original temporary job offer or transfer.

     Such displacement can be made in any department and on any shift provided the displacing employee can perform the work without training. The provision of
Section 16, Paragraph (c) of this Article will apply.

     (h) The bumping provisions of this Article shall not apply.

     (i) The Parties will as a result of changing conditions meet to discuss selection of an alternate course of action prior to the expiration of the specified period.

Section 7. Job Posting and Bidding
----------------------------------

     (a) In the event a new job is opened or a vacancy occurs in an existing job, the available jobs shall be posted within both Reading plants for two (2) working days and bids must be entered within said posting period. Openings will be filled from this bidder list for twenty-five (25) working days unless the vacancy must be filled with a new hire in which case, the opening will be filled within sixty-five (65) calendar days. The notice must contain the following information:

     1.   Date of posting of notice

     2.   Plant location

     3.   Number of vacancies

     4.   Department

     5.   Shift

     6.   Job classification

     7.   Rate of pay

     8    Place to file bid

     9.   Date and hour of posting notice

     10. Shift where training will be conducted, if other than the shift of the posted vacancy.

     If the most senior bidder is already assigned to the posted vacancy, the Company will also assign the next most senior qualified bidder.

     (b) The general grievance committee person(s) will receive a copy of the notice when it is posted. The successful bidders will be notified to sign the bid within five (5) working days. The Company may request an extension of this notification period. Such extensions will not be arbitrarily or unreasonably denied.

     (c) The employee bidding on the job with the most Plant Seniority shall be given preference provided he is potentially qualified and is physically capable of performing the work involved. Employees on medical leave who have a certification for return to work within seven (7) days will be allowed to bid on a job. Employees on personal leaves of absence who are scheduled to return to work within seven (7) days will be permitted to bid on a job. Otherwise, employees on a leave of absence will not be permitted to bid on a job.

     When an employee is prevented from bidding for any reason for six (6) months, he shall be eligible to bid on a posted job prior to the Company filling the vacancy from outside the bargaining unit.

     (d) An employee who bids and accepts the job shall not be permitted to bid again for a period of six (6) months from the date he signs the bid. An employee who bids on a job, from which he is subsequently displaced prior to the expiration of the six (6) month period by reasons of reduction in force or medical bump, may bid again.

     (e) An employee who bids and accepts the job, but withdraws his bid before being transferred to the job, on which he bid, shall not be permitted to bid again for a period of twelve (12) months from the date of withdrawal.

     (f) An employee who is accepted shall be transferred to the posted job within fifteen (15) working days and shall be paid the rate of pay of the job. In the event the Company fails to release the bidder within the fifteen (15) working day period, beginning with the sixteenth (16th) working day, he shall be paid at his average hourly rate or the rate of the job, whichever is higher. If an employee fails to perform satisfactorily after having worked on the posted job for ten (10) days he shall be returned to his former job. The trial period may be extended by mutual agreement between the Company and the General Grievance Committee. It is understood that the employee may request and shall be returned to his former job during any trial period. An employee who requests to return to his former job within the trial period or who fails to perform satisfactorily and is returned to his former job by the Company will not be permitted to bid for a period of six (6) months from the date he returns to the job from which he bid. An employee who bids and accepts a job classification which he held previously, but requests to return to his former job classification, will not be permitted to bid again for a period of twelve (12) months from the date he returns to the job classification from which he bid. An employee who requests to return to his former job for a second time in a one (1) year period will not be permitted to bid for a period of twelve (12) months. An employee who requests to return to his former job more than two (2) times in an eighteen (18) month period will not be permitted to bid for a period of twenty-four (24) months. An employee, who wins the bid for a job and refuses the bid more than three (3) times within a twelve (12) month period, will be restricted from bidding for twelve (12) months.

     (g) In cases where it becomes apparent prior to the expiration of the ten
(10) days trial period that the employee is not qualified the Company may return the employee to his former job prior to the expiration of the ten (10) days period. Such employee will not be permitted to bid for a period of six (6) months from the date he is returned to the job from which he bid.

     (h) If an employee fails to qualify on the job which has been posted, or requests that he be returned to his former job, the Company shall not be required to post the job again, but may fill the job opening in the following order of preference provided 25 working days have not elapsed from the time the bidding period ended:

          1.   From the original bidders' list.

          2.   From the sources outside of the bargaining unit.

     (i) In the event the Company cannot fill a job vacancy with a qualified employee from within the bargaining unit, or a qualified individual from outside the bargaining unit, it may elect to fill such a vacancy with the most senior bidder although such employee may not be fully qualified to fill the posted job.

     (j) In the event the Company elects to fill a vacancy in the manner set forth in (i), it will provide normal on-the-job training and instruction to assist the employee to qualify for the vacancy.

     (k) An employee who cannot fully satisfy the requirements of the job vacancy will maintain his original labor grade but not less than three (3) grades below the posted job. Such employee will be advanced one (1) labor grade according to the following training schedule:

Labor Grade   Training Period for Advancement
-----------   -------------------------------
10                     60 days worked
11 and 12              90 days worked
13 to 15              120 days worked

     (l) An employee who is accepted under the provisions of (i) through (k) and who fails to perform satisfactorily during any training and instruction period shall be returned to his former job. It is understood that the employee may request and shall be returned to his former job during such period. An employee who requests to return to his former job during any training and instruction period or who fails to perform satisfactorily and is returned to his former job by the Company will not be permitted to bid into any job involving training for a period of twelve (12) months from the date he returns to the job from which he bid. Such period will be reduced to six (6) months for any job for which he qualifies.

     (m) In cases where it becomes apparent prior to the completion of any training and instruction period that the employee cannot achieve the expected progress, the Company may return the employee to his former job prior to the completion of the training and instruction period. Such employee will not be permitted to bid into any job involving training for a period of twelve (12) months from the date he is returned to the job from which he bid. Such period will be reduced to six (6) months for any job for which he qualifies.

     (n) Any employee who bids on a job and is transferred to such job will receive the necessary information required to perform the job.

     (o) The Company will make available to the Union copies of bid slips and disposition of bids.

     (p) The Company will refrain from posting jobs during the scheduled vacation periods except in extreme emergencies.

Section 8. Formality Bidding
----------------------------

     (a) In the event a permanent job is changed by the Company so as to affect the method of pay, department, classification, plant, or otherwise affect the status of employees assigned to such jobs, the affected employees will be given an opportunity to exercise a formality bid to the new or changed job, except if the parties agree that the change is minor and will not significantly affect the employees, the provisions of this Section will not apply. In cases where a mutual agreement cannot be reached, a formality bid must be implemented. The most senior employees exercising formality bids will be given preference.

     (b) The provisions of Section 7. of this Article will not apply for formality bids.

     (c) In the event that all positions within a classification are eliminated by a change, employees electing not to exercise a formality bid will be considered to be in layoff status.

     (d) If an employee fails to perform satisfactorily after having worked on the job for ten (10) days he shall be returned to his former job. The trial period may be extended by mutual agreement between Company and General Grievance Committee. It is understood that the employee may request and shall be returned to his former job during any trial period.

     (e) Employees who sign and accept a formality bid but have insufficient seniority to move into the new position will not have the right to bump other employees unless their present position is eliminated. These employees will remain in their present job classification and will retain recall rights to the formality bid.

     It is understood that an employee who has bumped into the affected classification shall retain recall rights to his permanent job.

     It is also understood that any employee accepting a formality bid must move into this position within six (6) months from signing the bid. If this timeframe is exceeded, the formality bid will be cancelled and no recalls will be charged.

Section 9. Job Offers
---------------------

     (a) A job offer is a vacancy which results from a plant-wide posting for which there are no requests and no successful bidders and for which posting notices have been sent to all employees on layoff.

     (b) In the event the Company elects to fill the vacancy by a job offer, the Company shall offer the job to the most senior interested employee who can perform the available work without training.

     (c) If the Company decides to train a laid off employee due to the unavailability of an employee as described in (b) above, the Parties shall meet to discuss the selection of the employee to be trained.

     (d) An employee who accepts a job offer and is subsequently bumped or laid off will assume the status he had prior to accepting the job offer.

Section 10. Company Convenience Transfers
-----------------------------------------

     (a) A temporary vacancy is defined as a vacancy existing for fifty (50) days worked or less. Pending the filling of a temporary or permanent vacancy, the Company shall have the right to fill such vacancy by a temporary transfer. Temporary vacancies caused by routine absences such as illness, leaves of absence, vacations, etc. will not be counted toward the fifty (50) day transfer limit.

     (b) Such transfers shall involve any qualified employees unless more senior qualified employees are available and have expressed desires to do the work. In the event there are no qualified employees available, there shall be mutual agreement of the Parties as to the selection of the employee to be transferred.

     (c) No employee shall be permitted to accept such transfers for more than fifty (50) days worked in a calendar year. The Parties will review the status of the transfer after twenty-five (25) days worked. If a determination is made that a permanent vacancy exists, the permanent vacancy will be posted in accordance with the provisions of Article XVII, Section 7.

     (d) Employees transferred under the foregoing provisions shall be paid the greater of their earnings on the job to which transferred or their prior average hourly rate based on the month preceding the month in which the transfer occurs.

     (e) Employees transferred under the foregoing provision shall receive in addition to their average hourly rate, any general wage increase on the date such increase becomes effective.

     (f) Whenever an employee is involved in the development of a new or revised manufacturing process under the guidance of an engineering group, such employee shall be paid his average hourly rate for all hours spent in the development of such process.

     (g) The fifty (50) day limit in (a) and (c) above may be extended by mutual agreement of the parties.

Section 11. Temporary Job Offers
--------------------------------

     (a) In the event the Company elects to fill a temporary vacancy by a temporary job offer, the most senior interested employee on layoff who can perform the job without training shall be offered the vacancy.

     (b) If the Company decides to train a laid off employee due to the unavailability of an employee as described in (a) above, the Parties shall meet to discuss the selection of the employee to be trained.

     (c) An employee who accepts a temporary job offer and is subsequently bumped or laid off will assume the status he had prior to accepting the temporary job offer.

Section 12. Disqualifications for Incapacitation and Ability Limitations
------------------------------------------------------------------------

     (a) Any employee who disqualifies himself from any portion of a job classification for medical reasons must leave the classification and shall be placed by the Company into another job classification where he can work with his medical limitations. Such job assignment shall be to the employee's current shift, unless prevented by the medical restriction. The employee shall not be permitted to bid for one year. After one year the medical disqualification may be reviewed by the employee's and the Company's doctor.

     Any employee who disqualifies himself from any portion of any job classification for limitations of ability shall not be afforded an opportunity to bump under the provisions of Section 3. Such employee shall be placed by the Company into another job.

     (b) In the event such disqualification is for medical reasons, the disability must be certified by a physician of the employee's choice in writing on the appropriate form available in the Human Resources Office and verified by a physician of the Company's choice. In the event of conflicting opinions, a third physician, recommended by the employee's and Company's physicians, will render an opinion which will supersede all other opinions.

     (c) An employee who is placed under this Section will establish recall rights to the department, job classification, and shift to which he is placed.

     If the Company, in an effort to comply with the requirements of the Americans with Disabilities Act in making reasonable accommodations to a qualified employee, would affect the contractual rights of other bargaining unit employees, they shall first meet with the Union to negotiate a mutual agreement in order to minimize those effects.

     Should the parties fail to agree as to the reasonableness of the Company's action, the dispute shall be subject to the grievance procedure in the third step.

Section 13. Temporary Medical Accommodations
--------------------------------------------

     In the event an employee has a temporary medical restriction, every effort will be made to accommodate the employee for up to 90 days within his regularly assigned job classification or into another job classification within the Bargaining Unit provided no other employee has recall rights to such job. If an employee cannot be accommodated within the bargaining unit, the Company will attempt to accommodate the employee outside of the bargaining unit. If the employee is temporarily assigned to a non-bargaining unit position, he will be paid at the rate of his currently assigned bargaining unit position.

Section 14. Temporary Job Posting
---------------------------------

     (a) In the event an employee is absent due to an illness, accident, leave of absence, grand jury duty, vacations, or other agreed upon reasons for an extended period, the Company may elect to fill such vacancy by posting as provided for in Section 7. An employee who bids and is accepted to fill such vacancy will do so for the duration of the extended absence of the permanent employee only. Upon the return of the permanent employee, the temporary employee will return to the department, job classification, and shift from which he bid.

     Temporary bidders are also subject to the following:

          1. Temporary bidders have recall rights to their temporary job for the duration of their temporary job only, at which time they must be recalled to their former (incumbent) job.

          2. Temporary bidders must return to their former (incumbent) jobs if laid off from their temporary job.

          3. In the event that recalls are necessary, employees with permanent recall rights are recalled in seniority order before temporary employees. In the event of layoffs, temporary bidders are laid off before permanent employees.

          4.   The acceptance of a temporary bid cannot be withdrawn.

          5. Bidding rights for temporary bidders are frozen for the duration of the temporary bid or for six (6) months, whichever is shorter.

     (b) The jobs of employees who bid on temporary vacancies may also be posted on a temporary basis.

     (c) In the event a permanent vacancy occurs within this classification, the vacancy shall be posted. If the successful temporary bidder is still working in the classification he shall be permitted to bid on the permanent posting.

     (d) There is no intent on the part of either of the Parties to impose temporary job posting as the primary or exclusive procedure for filling jobs of incapacitated employees. Such decision is the exclusive right of the Company.

Section 15. Exceptions
----------------------

     (a) In determining the status of two (2) or more employees who have equal seniority, a one-time drawing of lots shall be the determining factor. This drawing shall take place in the Plant in the presence of a Human Resources representative and a Grievance Committee person on the date of hire.

     (b) In case of an emergency such as lack of power, gas, water, fire, acts of God, or other emergency conditions, the Company will be granted an exception to the seniority provisions of this Agreement for the duration of the emergency.

     (c)  1.   The Grievance Committee members shall have seniority over all employees.

          2. The Unit President and Shop Stewards shall have seniority over all other employees.

          3. It is agreed that in the application of the above, seniority provisions, Union officials shall retain their regular shift.

          4. It is also agreed that the application of the above seniority provisions are contingent upon the Union officials being able to perform the requirements of the job.

     (d) In the event a Shop Steward serves more than one (1) department he shall have seniority only in the department to which he is permanently assigned.

Section 16. Miscellaneous Seniority Provisions
----------------------------------------------

     (a) In the matter of layoffs, recalls, or bumping a general grievance committeeperson will be called to the department involved for the purpose of discussing employee movements. If disagreement occurs, such disagreement will become the subject of a grievance at the Second Step. However, if after an agreement has been reached on the basis of seniority records being correct, they are found to be in error, causing a mistake to be made, the mistake will be corrected and the Company will be liable for retroactive pay.

     (b) It is understood that when the status of an employee is changed, such as shift or job, due to the application of seniority as a result of layoff within a department, such employees must be returned to their original status and the provisions of Article VI shall not apply.

     (c) All employees must follow the official policies and procedures in conformance with the Reading Facilities Quality System and the U.S. Food and Drug Administration's Good Manufacturing Practice for Medical Devices (21CFR820).

     (d) The Company will provide the Union with copies of temporary transfers.

     (e) Job offers for non-production work will be rotated by seniority.

Section 17. Secondary Recall
----------------------------

     (a) Any employee who is laid off due to lack of work or who is bumped by another employee may be recalled to any job classification on any shift where such job opening has been posted and has not been filled by a potentially qualified bidder.

     (b) Such recall may be effective not sooner than five (5) working days following the date of layoff or bump.

     (c) Recall to the original department, job classification and shift supersedes all other recalls.

     (d) In the event an employee is recalled on a secondary basis to a shift which creates an individual hardship, such hardship may be brought to the attention of the Company by the Union.

     (e) An employee who refuses a secondary recall, or does not exercise his right to bump within five (5) working days after receiving a certified letter notifying him of a secondary recall, will have his seniority terminated in accordance with the provisions of Section 1. (b) 4. of this Article.

     (f) The Company will provide to the Union copies of all secondary recall job postings and the names of the affected employees.

Section 18. Home Bases
----------------------

     The Company has the right to establish or discontinue home bases in a department and job classification. Home bases are specific job assignments in a department and job classification to which employees are assigned on a continuing basis.

                       ARTICLE XVIII - GRIEVANCE PROCEDURE
                       -----------------------------------

Section 1. Statement of Intent
------------------------------

     The practice of discussion between employee and supervisor concerning operational problems arising in the plant will continue.

Section 2. Determination of Steps
---------------------------------

     Should any difference arise between the Parties as to the meaning and application of any of the provisions of this Agreement relating to rates of pay, wages, hours, and other conditions of employment for employees bound by this Agreement, there shall be no suspension of work or interference with production because of such differences but an earnest effort shall be made to settle such differences immediately in the following manner:

     STEP 1. The aggrieved employee, with his Union Representative, shall within five (5) working days from the day he knew or could have known of the occurrence of the problem to present his grievance to his supervisor in writing and receive an answer in writing to said grievance not later than five (5) working days following the end of the shift during which the grievance was presented.

     STEP 2. Grievances not disposed of under Step 1 shall be reduced to writing and appealed to Step 2 within ten (10) working days of the receipt of the Step 1 response. The Second Step meeting shall be held within ten (10) working days of the request for such meeting and shall be between the Chairperson of the Grievance Committee and such other members of the bargaining unit as he may deem necessary, and representatives of the Company who have authority to make final decisions on grievances. It is required that the Company furnish a written answer under this Step within ten (10) working days after the date of the Second Step Meeting. The Union must within ten (10) working days after receipt of the Company's answer notify the Company in writing whether or not the grievance will be processed to Step 3.

     STEP 3. The Third Step Meeting shall be between an International Union Representative, the Chairperson of the Grievance Committee and such other members of the bargaining unit as they may deem necessary and representatives of the Company who have authority to make final decisions on grievances. This meeting shall be held within ten (10) working days after the date the Company is notified of the Union's intention to proceed to Step 3 or is extended by mutual agreement.

     The Company is required to furnish a written answer under this Step within ten (10) working days after the date of the meeting.

     The Union must then, within ten (10) working days from receipt of the Company's answer, notify the Company in writing whether or not the grievance will be processed through Arbitration.

     STEP 4. Any difference, disputes, claims or grievance cases arising out of or relating to this Agreement which have not been satisfactorily settled in accordance with the foregoing procedure shall be submitted to Arbitration.

     The Parties shall attempt to select a mutually satisfactory Arbitrator. If unable to do so, the Arbitrator shall be selected by the Parties from a list submitted by the American Arbitration Association in accordance with its rules; provided that, in any case involving an industrial engineering question, or similar technical differences, the list submitted by the American Arbitration Association shall be limited to qualified industrial engineers or qualified technical personnel.

     The salary and expenses incidental to the services of the Arbitrator shall be divided between the Parties.

     The Arbitrator shall not have jurisdiction or authority to add to or to detract from or alter in any way the provisions of this Agreement or any written amendments thereto.

     The award of the Arbitrator on any matter which shall have been submitted in accordance with the provisions of this Agreement shall be final and binding upon the Company and the Union.

     When the awards are made on any matter submitted, the Party against whom the award is rendered shall furnish to the other Party within fifteen (15) working days after the award has been made, proof of its intention to comply.

Section 3. Stewards and General Grievance Committeepersons
----------------------------------------------------------

     (a) Stewards shall be designated by the Union Unit. The total number shall not exceed one (1) steward per fifty (50) actively employed bargaining unit members. The steward employee ratio will be reviewed quarterly and adjusted and reapportioned within one (1) month thereafter in accordance with the ratio herein above set forth.

     (b) The Union will designate five (5) general grievance committeepersons including one (1) grievance committee chairperson.

     (c) All stewards and general grievance committeepersons will be permitted such time off from their jobs as required to perform appropriate Union activities. Stewards and general grievance committeepersons must notify their supervisors when leaving their jobs when engaged in Union business both within and without the department.

     (d) The Company shall pay all departmental stewards and the CWS Job Evaluation Chairperson up to ten (10) hours per month for time lost in the performance of appropriate Union activities. The Company shall pay the Unit Secretary up to five (5) hours per month for lost time in the performance of appropriate Union activities.

     (e) The Company shall pay one (1) safety steward up to five (5) hours per month for time lost in the performance of safety and health related activities.

     (f) The Company shall pay the President, the Chairperson of the Grievance Committee, and four (4) General Grievance Committeepersons up to fifty (50) individual hours each per month at their individual average hourly rate for time lost from their jobs in the performance of appropriate Union activities. Any unused monthly Union time up to 10 hours per month may be used by the Chairperson of the Grievance Committee in the performance of appropriate Union activities.

     All time that exceeds fifty (50) hours per month for an individual shall be reimbursed to the Company by the Union at that individual's average hourly rate.

     The Company agrees that all unused monthly Union time hours during the term of this Agreement may be accumulated and applied to the 2009 negotiations. Such accumulation of hours will be reviewed by the Parties from time to time to ensure agreement on the total to be applied.

     (g) The Union shall notify the Company of its respective officers and stewards.

     (h) The procedure under this Article is available to the International Union and the Company for the presentation and settlement of grievances arising under the terms of this Agreement. Such cases shall be presented under Step 3 of the grievance procedure.

     (i) In the event two (2) or more employees are involved in a single difference or dispute, a Union Representative may file a grievance on behalf of such employees.

     (j) Failure to observe time limits in the handling of a grievance will resolve the grievance in favor of the other party unless such time limits are extended by mutual agreement.

          ARTICLE XIX - WORK BY PERSONS OUTSIDE OF THE BARGAINING UNIT
          ------------------------------------------------------------

Persons who are employees of the Company and whose regular jobs are not in the bargaining unit will not work on any jobs covered by the provisions of this Agreement except:

     (a) For purposes of instruction.

     (b) Performing experimental work of a duration necessary for developing products and/or processes for release to production of a significant volume. Such duration shall not exceed ninety (90) days. This time limit may be extended by mutual agreement of the Parties.

          The Company agrees to provide periodic updates to the Union on the status of active developmental programs.

     (c) In emergencies when regular employees are not available.

     (d) Correcting situations that are beyond the capabilities of employees in the unit such as operating and processing problems, quality problems, correcting malfunctions, and the like.

     (e) After making conscientious efforts to replace absent employees with employees from the bargaining unit in accordance with the transfer provisions of this Agreement, performing the work of such absent employees.

                         ARTICLE XX - HEALTH AND WELFARE
                         -------------------------------

Section 1. Health and Welfare Benefits
--------------------------------------

     The Company agrees to provide for the duration of this Agreement the following health and welfare benefits, to become effective on the day following the date on which the probationary period is completed:

     (a) Life insurance for each employee on a non-contributory basis will be equal to one times their annual base rate at the time of death.

     (b) Weekly indemnification, hospital, surgical, major medical and dental coverage as outlined in EXHIBIT B.

     (c) An individual on Disability Retirement may draw from his life insurance an amount not to exceed two hundred fifty dollars ($250.00) per month to a maximum of ten thousand dollars ($10,000.00) with the balance left as a death benefit.

     (d) Life insurance benefits will be reduced by 50% at the time of the employee's retirement. This reduced amount will remain in force for the employee's lifetime.

Section 2. Carrier Selection
----------------------------

     It is expressly understood that the Company reserves the right to select the carrier(s) to provide the above benefits.

Section 3. Agreement to Provide Pension Benefits
------------------------------------------------

     The Company agrees to provide those pension benefits outlined in EXHIBIT C.

                         ARTICLE XXI - TERM OF AGREEMENT
                         -------------------------------

     This Agreement shall be effective as of August 7, 2006. This Agreement shall continue in full force and effect from the date of its execution to August 2, 2009, thereafter from year to year unless prior to the expiration of the original term, or any subsequent yearly term, sixty (60) days written notice is given by one party to the other of a desire to modify or amend, or cancel the same.

     If neither party gives notice of a desire to terminate this Agreement, but either party gives notice of an intention to modify or change the terms of this Agreement, this Agreement shall remain in full force and effect during the negotiation of such changes or until terminated.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their proper representatives thereunto duly authorized, the day and year first written above.

          UNITED STEEL, PAPER AND FORESTRY, RUBBER, MANUFACTURING, ENERGY, ALLIED INDUSTRIAL AND SERVICE WORKERS INTERNATIONAL UNION, AFL-CIO, CLC

          Leo W. Gerard, International President
          James D. English, International Secretary/Treasurer
          Thomas M. Conway, International Vice President, Administration Fred Redmond, International Vice President, Human Affairs
          John P. DeFazio, Director, District 10
          A. Steven Gombos, Staff Representative, District 10
          William D. Simms, Unit President, Local 6996-21
          Troy A. Henne, Chairperson, Grievance Committee
          Thomas R. Seitzinger, Jr., Co-chairperson, Grievance Committee Lawrence J. McFadden, Grievance Committeeperson
          Raymond F. Mogel, Grievance Committeeperson
          Joseph W. Roskoski, Grievance Committeeperson

          ARROW INTERNATIONAL, INC.

          Carl G. Anderson, Chairman, CEO, President
          Carl W. Staples, Sr. Vice President, Human Resources
          Jacqueline A. Hollenbach, Plant Manager
          David T. Silfies, Manufacturing Manager
          Michael J. Knowles, Manufacturing Manager
          Steven D. Bell, Director, Human Resources

                                LETTERS OF INTENT

I. In deciding to sub-contract work normally and traditionally done by employees within the bargaining unit, it is the intention of the Company to give due consideration to available skills, available equipment and tooling, schedules and cost of performance.

II. The standards of apprenticeship for each trade incorporated in the Company's Apprentice Training Program shall be considered a part of this Agreement and subject to all the provisions thereof.

III. The Company and Union agree that it is in their mutual interest to insure that only employees with the demonstrated potential be selected for key mechanical positions. Accordingly, it is the intent of the Parties to develop a testing approach which will be used to determine an applicant's/employee's mechanical aptitude and consequently potential for success in key mechanical positions. Both job bidders and employees bumping into any set-up, apprentice or skilled trades position who have not had previous experience in the mechanical position they are bidding or bumping into which can be verified or documented by the Company's records will be tested. The qualified most senior bidder or bumping employee will be offered the position.

Existing set-up persons, apprentices, etc. will be exempt from testing for their present positions or for the purpose of bidding or bumping into similar job classifications. Incumbents may volunteer to be tested in order to determine "baseline data" which will be used in establishing minimum acceptable scores. All tests will be validated through professional job analysis to insure that each test is job specific and relates to objective job performance expectations for each position.

IV. Employees who work in classifications that are split between the plants shall have the right to request a posted vacancy within their department, shift, and classification in the other plant. The remaining vacancy shall be filled by the senior bidder.

     The affected classifications are:

          2012 - Tool and Die, Dept. 312
          0940 - Material Handler, Shipping & Receiving, Dept. 369 1081 - Final Inspector, Medical Products, Dept. 388
          2018   Electro-Mechanical, Maintenance, Dept. 326
          2016 - Electrician, Dept. 326
          0494 - Janitor, Dept. 326
          0917 - Maintenance Utility, Dept. 326

V. Training & Reassignment Opportunities

The Parties recognize that it is in the long term interest of the Company to provide employees with opportunities to be trained on their job functions to the fullest extent that is consistent with the needs of the business and the efficiency of the operation. In view of that interest the Parties have reached the following understandings:

     (1) In each of these job classifications the Company has designated the following jobs to be available for training and reassignment opportunities:

DEPT.   JOB TITLE                                            JOB CLASS
-----   --------------------------------------------------   ---------
357     Component Parts Maker & Assembler                       0692
357     Utility Person & Component Parts Washer                 0792
357     Setup and Operate Medical Devices                       1392
357     Setup and Operate Extruder                              1440
360     Utility &  Stockperson                                  0690
360     Springwire Weld, Grind, Flat Press & Pre Assembler      0754
360     Springwire Guide Coiling Machine Operator               0951
360     Setup Operator Springwire Machinery                     1349
361     Multiple Machine Tender & Assembler                     0670
361     Setup Operator Medical Products                         1393
369     Material Handler, Shipping & Receiving                  0940
388     Final Inspector, Medical Products                       1081

     (2) The following job classifications will be excluded from training and reassignment opportunities:

DEPT.   JOB TITLE                                            JOB CLASS
-----   --------------------------------------------------   ---------
312     All job classes and job titles
326     All job classes and job titles
326     Tool Crib Attendant                                     2019
357     Wyomissing Assembly                                     0693
357     Helper - Extruder Machines                              0740
360     Components Parts Washer                                 0589

     Training and reassignment opportunities as described in (1) above will be subject to the following conditions:

          a)   In order to be eligible, an employee must have a minimum of six
               (6) months service.

          b)   All requests will be limited to employee's current job class.

          c) All requests for training and reassignment must be submitted in writing on a form supplied by the Company.

          d) An employee can request a reassignment/training opportunity once every six (6) months.

          e) The Company will reassign or begin training the employee as soon as practical.

          f) An employee will be required to remain in new job duties until reassigned by the supervisor. Nothing in this understanding should be construed as restricting the supervisor's right of assignment.

          g) The Company reserves the right to move an employee out of a new assignment at any time. If this happens, the employee will be permitted to apply for another assignment within the same six (6) month period.

     (3) This Letter of Intent will be renewed effective August 7, 2006 and will be considered as an addendum to the existing Collective Bargaining Agreement which expires on August 2, 2009.

     (4) In those cases where more than one (1) employee is working on the same assignment within the same job class, seniority will be given consideration in determining which employee will be moved out of that assignment.

VI.  Payroll Errors

     Whenever a payroll error results in an employee being underpaid by an amount of fifty dollars ($50.00) or greater, the Company will give the employee the owed monies in the form of a check on the day that the adjustment checks are produced.

VII. Conflict of Interest QA

     Quality Assurance personnel may not perform manufacturing or production activities at any time due to a potential conflict of duties.

VIII. Pay for Performance

     During the course of this contract, it is the expectation that the company and the union will move towards pay for performance based upon meeting clearly defined and achievable goals that have been agreed by both parties.

     The company believes that it is in the best interest of the union and the company to partner with the employees in implementing new work methods, processes and means of manufacturing. It is also believed that positive reinforcement of behaviors is most effective.

     In an effort to recognize such performance, the company and the union will work together to structure a "pay for performance" system. The system is divided into 2 sections - individual and group performance. In this manner, personnel that are performing additional duties will receive a premium on their hourly rate during the times that they are performing those duties.

Individual Performance Recognition Program

     The following tasks are considered areas where individuals will be compensated at the stated premium above their base rate. If there is a dispute over who should receive the premium, the senior most qualified employee will be chosen.

     o    Shift Trainers -

               o $0.50/hr above base rate for time spent supporting training of other employees - either for new or transferred employees or for review of process changes

     o Participation in key projects (such as lean initiatives) focused on continuous improvement

               o $0.25/hr above base rate for time spent on lean training, $0.50/hr above base rate for participation in improvement teams and Kaizen events and training of other employees on team activities.

     o    Participation in development activities

               o Teaming with engineering in new product introductions and working with other plants on process activities. $0.50 per hour above base rate will be paid for hours in which personnel are helping in the development of new products or manufacturing processes. This premium is based upon input from the engineering personnel as to the support provided by the employee. This is not intended to be paid for time running experimental orders unless the employee is helping in determining process parameters. Also, in the event that a product is in the process of being transferred to another facility, or another facility is having a problem with a similar process, any time spent in support of these tasks will be recognized.

Group Performance Recognition Program

     The purpose of the group performance recognition is to encourage the hourly and supervisory employees and engineering technicians to work together toward continuous improvement in the key performance metric areas (Quality, Safety, Service and Cost). These metrics will be evaluated and paid in the 3 manufacturing departments (357, 360, and 361). Personnel in other departments (such as 326, 369 and 388) supporting the manufacturing departments will receive the average of the manufacturing department performance ratings.

     On an annual basis beginning Sept. 1 each year, performance targets in each of the metric areas will be defined. These targets will be reviewed and reported on monthly at the communication meetings, and may be changed to be consistent with changes in the business environment and budget.

     Employees will have the opportunity to earn up to 90 extra hours of pay for the 12 month program, or 7.5 hours per month. The hours earned will be paid out on a quarterly basis (December, March, June and September). If the targets are not met, but progress has been made towards the goal, the hour payout will be pro-rated to recognize the performance - for example, if the goal was to move from 80 to 90% efficiency and a rating of 85% was achieved, 1/2 of the hour allotment associated with that metric would be paid out. Only the safety metric will be paid on an all or nothing basis. If productivity metric exceeds the goal, an added amount will be paid.

     Attendance will also be considered in the recognition payout. Personnel who are absent during the quarter will have their payout pro-rated by the % of hours worked/total regular hours available to them.

Vacation, personal holidays and paid sick days will be considered hours worked for the purpose of this calculation.

     It is the intended that a clearly defined structure will be communicated to the employees at the time when this system is implemented.

                                    EXHIBIT A

APPLICABLE HOURLY RATES (EXCLUDING COLA)

          Labor Grade   8/7/06   8/6/07   8/4/08
          -----------   ------   ------   ------
                1        18.50    19.00    19.60
                2        18.66    19.16    19.76
                3        18.81    19.31    19.91
                4        18.96    19.46    20.06
                5        19.12    19.62    20.22
                6        19.28    19.78    20.38
                7        19.42    19.92    20.52
                8        19.58    20.08    20.68
                9        19.74    20.24    20.84
               10        19.90    20.40    21.00
               11        20.10    20.60    21.20
               12        20.31    20.81    21.41
               13        20.52    21.02    21.62
               14        20.81    21.31    21.91
               15        21.09    21.59    22.19
               16        21.38    21.88    22.48
               17        21.67    22.17    22.77
               18        21.95    22.45    23.05
               19        22.24    22.74    23.34
               20        22.52    23.02    23.62

                             APPRENTICE HOURLY RATES

                       8/7/06                  8/6/07                  8/4/08
               ---------------------   ---------------------   ---------------------
               New Hires   Transfers   New Hires   Transfers   New Hires   Transfers
               ---------   ---------   ---------   ---------   ---------   ---------
Start            16.24       18.50       16.74       19.00       17.34       19.60
1,000 Hours      16.71       18.81       17.21       19.31       17.81       19.91
2,000 Hours      17.19       19.12       17.69       19.62       18.29       20.22
3,000 Hours      17.66       19.42       18.16       19.92       18.76       20.52
4,000 Hours      18.14       19.74       18.64       20.24       19.24       20.84
5,000 Hours      18.67       20.10       19.17       20.60       19.77       21.20
6,000 Hours      19.26       20.52       19.76       21.02       20.36       21.62
7,000 Hours      20.45       21.09       20.95       21.59       21.55       22.19
8,000 Hours      21.95       21.95       22.45       22.45       23.05       23.05
10,000 Hours     22.52       22.52       23.02       23.02       23.62       23.62

                                    EXHIBIT B

1.   WEEKLY DISABILITY
     Short Term Disability Plan features to include:
     -----------------------------------------------

     Benefit amount equal to 100% of base hourly rate for a maximum of forty
(40) hours per week at the time disability commences for four (4) week; and 60% of base hourly rate for a maximum of forty (40) hours per week for the balance of the disability period to a combined maximum continuous disability benefit period of 52 weeks.

     Duration of Benefits. Benefits will commence on: (a) the first (1st) day of disability caused by a non-occupational accident; (b) the fourth (4th) working day of illness or on the first (1st) day following the first doctor's visit, whichever time is later; (c) the first (1st) day of admittance to the hospital or certain outpatient surgeries.

     If a disability is intermittent in nature for the same diagnosis and separated by 14 calendar days, a new waiting period is required as defined above.

     Each separate diagnosis of disability requires a separate waiting period as defined above.

     The 100% benefit will be reinstated as long as you return to work between disabilities for a period of six (6) continuous months. For extended illnesses that exhaust the 52 weeks, benefits can be reinstated at 60% following one (1) month or more of active work.

     No employee shall engage in any form of employment including self-employment while collecting STD benefits.

EXHIBIT B1
----------

2.   HEALTH CARE PLAN

     a. The Health Care Plan permits Members to receive services by, or through, their Network. This program also allows for Members to receive services from providers who may, or may not, be participating providers. The Member's co-payment responsibility varies depending upon how the Member accesses his/her medical care. Two tiers of benefits are available as follows:

     In Network -     Tier A co-payments are assessed when a Member accesses
     ----------       services performed by a Participating Provider. Access of
                      some services requires Prior Authorization from the Plan.

     Out of Network - Tier B co-payments are assessed when a Member accesses
     --------------   services performed by a Non-participating Provider.
                      Access of some services requires Prior Authorization from the Plan.

     The Health Care Plan also contains exclusions, limitations, coordination of benefit provisions, benefit maximums, and precertification requirements contained in the Enrollment Package provided to you.

     b.   HOSPITAL COVERAGE FOR EMPLOYEES AND COVERED DEPENDENTS

     Medical/Surgical   Semi-Private accommodations including all hospital
                        charges for intensive and coronary care.

     Length of Stay     Must be medically necessary. In Network and Out of
                        Network require prior authorization.

     Mental Health and Substance Abuse benefit are only available from In Network providers. Services provided must be prior authorized.

          o    Mental Health Services     Maximum 30 days per year.

          o    Non-Hospital Residential

          o    Substance Abuse Services   Maximum 30 days per year and 90 days
                                          per lifetime.

          o    Inpatient Detoxification   Maximum 7 days per admission. Lifetime
                                          limit of four admissions.

     Skilled Nursing Facility
     of Rehabilitation Hospital   60 days per condition per lifetime.

     Emergency Room               If Medical Emergency $25 co-payment applies.
                                  Waived if admitted to the hospital.

     Outpatient Surgery           Facility charge at a short procedure unit,
                                  outpatient clinic or other authorized
                                  outpatient facility.

          In Network       100%
          Out of Network   80% Coverage after Deductible

     c.   SURGICAL BENEFITS FOR EMPLOYEES AND COVERED DEPENDENTS

     Extent of Coverage           All operative procedures for treatment of
                                  diseases, injuries, fractures or dislocations performed by a licensed physician.

     Reimbursement of Primary Surgeon as follows:

          Inpatient

          In Network       100%
          Out of Network   80% Coverage after Deductible

          Outpatient

          In Network       100%
          Out of Network   80% Coverage after Deductible

     d.   PRIOR AUTHORIZATION

     Care provided under Tier A and B may require prior authorization. Contact the Plan at the telephone number contained on your identification card to determine if prior authorization is required.

     e.   DIAGNOSTIC EXPENSE BENEFITS FOR EMPLOYEES AND COVERED DEPENDENTS

     Diagnostic Services - The cost of certain laboratory procedures, special tests including mammography as well as x-rays.

          In Network       100%
          Out of Network   80% Subject to Deductible

     f.   PRESCRIPTION DRUG COVERAGE FOR EMPLOYEES AND COVERED DEPENDENTS

     Prescriptions dispensed by either a participating retail or participating mail order pharmacy.

     Co-payment:   Retail:   $5 Generic   Mail Order:   $12 Generic
                             $12 Brand                  $30 Brand

     g.   PHYSICIAN OFFICE VISITS FOR EMPLOYEES AND COVERED DEPENDENTS

          Well Care (Adult & Child)   Co-payment
          -------------------------   ----------
          In Network                  $10
          Out of Network              Not Covered

          Annual Gynecological Exam   Co-payment
          -------------------------   ----------
          In Network                  $10

          Out of Network              Not Covered

          Illness          Co-payment
          --------------   --------------------
          In Network       $10
          Out of Network   80% after Deductible

     h.   DEDUCTIBLE AND OUT-OF-POCKET LIMITATIONS

     Applies only to Out of Network.

          Deductible:                     $250 per person
                                          $500 per family

          Out-of-Pocket Maximum           $2,000 per person
          (Does not include deductible)   $4,000 per family

     All Out of Network benefits are eligible only up to the reasonable and customary limitation determined by the Plan.

     i.   VISION BENEFITS FOR EMPLOYEES AND COVERED DEPENDENTS

     As a supplement to your health care plan, coverage for routine eye exams by a vision care provider will be covered to a maximum of $50. Frequency of eye exam limited to once every 24 months (limited to once every 12 months for enrolled dependents 18 years of age or younger).

     j.   ELIGIBLE DEPENDENT COVERAGE

     The Company agrees to provide coverage for the Employee's lawful spouse unmarried children nineteen (19) years of age but under twenty-five (25) years of age, who have their legal residence with the Employee, who are wholly dependent upon the Employee for maintenance and support and who are registered students in regular, full-time attendance in an accredited secondary school, college or university, or institution for the training of nurses subject to any required contributions.

EXHIBIT B2
----------

2.   Health Care Plan

     a. The Health Care Plan permits Members to receive services by, or through, their Network. This program also allows for Members to receive services from providers who may, or may not, be participating providers. The Member's co-payment responsibility varies depending upon how the Member accesses his/her medical care. Two tiers of benefits are available as follows:

     In Network -     Tier A co-payments are assessed when a Member accesses
                      services performed by a Participating Provider. Access of some services requires Prior Authorization from the Plan.

     Out of Network - Tier B co-payments are assessed when a Member accesses services performed by a Non-participating Provider. Access of some services requires prior authorization from the Plan.

     The Health Care Plan also contains exclusions, limitations, coordination of benefit provisions, benefit maximums, and precertification requirements contained in the Enrollment Package provided to you.

     b.   HOSPITAL COVERAGE FOR EMPLOYEES AND COVERED DEPENDENTS

     Medical/Surgical   Semi-Private accommodations including all hospital
                        charges for intensive and coronary care.

     Length of Stay     Must be medically necessary. In Network and Out of
                        Network require prior authorization.

     Mental Health and Substance Abuse benefit are only available from In Network providers. Services provided must be prior authorized.

          o    Mental Health Services     Maximum 30 days per year.

          o    Non-Hospital Residential

          o    Substance Abuse Services   Maximum 30 days per year and 90 days
                                          per lifetime.

          o    Inpatient Detoxification   Maximum 7 days per admission. Lifetime
                                          limit of four admissions.

     Skilled Nursing Facility
     of Rehabilitation Hospital   60 days per condition per lifetime.

     Emergency Room               If Medical Emergency $50 co-payment applies.
                                  Waived if admitted to the hospital.

     Outpatient Surgery           Facility charge at a short procedure unit,
                                  outpatient clinic or other authorized
                                  outpatient facility.

          In Network       80%
          Out of Network   60% Coverage after Deductible

     c.   SURGICAL BENEFITS FOR EMPLOYEES AND COVERED DEPENDENTS

     Extent of Coverage           All operative procedures for treatment of
                                  diseases, injuries, fractures or dislocations performed by a licensed physician.

     Reimbursement of Primary Surgeon as follows:

          Inpatient

          In Network       80%
          Out of Network   60% Coverage after Deductible

          Outpatient

          In Network       80%
          Out of Network   60% Coverage after Deductible

     d.   PRIOR AUTHORIZATION

     Care provided under Tier A and B may require prior authorization. Contact the Plan at the telephone number contained on your identification card to determine if prior authorization is required.

     e.   DIAGNOSTIC EXPENSE BENEFITS FOR EMPLOYEES AND COVERED DEPENDENTS

     Diagnostic Services   The cost of certain laboratory procedures, special
                           tests including mammography as well as x-rays.

          In Network       80%
          Out of Network   60% Subject to Deductible

     f.   PRESCRIPTION DRUG COVERAGE FOR EMPLOYEES AND COVERED DEPENDENTS

     Prescriptions dispensed by either a participating retail or participating mail order pharmacy.

     Co-payment:   Retail:   $5 Generic                Mail Order: $12 Generic
                             $15 Preferred Brand       $30 Preferred Brand
                             $25 Non-Preferred Brand   $60 Non-Preferred Brand

     g.   PHYSICIAN OFFICE VISITS FOR EMPLOYEES AND COVERED DEPENDENTS

               Well Care (Adult and Child)   Co-payment
               ---------------------------   ----------
               In Network                    $15
               Out of Network                Not Covered

               Annual Gynecological Exam     Co-payment
               -------------------------     ----------
               In Network                            $15
               Out of Network                Not Covered

               Illness                       Co-payment
               --------------                --------------------
               In Network                    $15
               Out of Network                60% after Deductible

     h.   DEDUCTIBLE AND OUT-OF-POCKET LIMITATIONS

          In Network Out-of-Pocket:              $1,000 per person
                                                 $2,000 per family

          Out of Network Deductible:             $300 per person
                                                 $600 per family

          Out of Network Out-of-Pocket Maximum   $4,000 per person
          (Does not include deductible)          $8,000 per family

     All Out of Network benefits are eligible only up to the reasonable and customary limitation determined by the Plan.

     i.   VISION BENEFITS FOR EMPLOYEES AND COVERED DEPENDENTS

     As a supplement to your health care plan, coverage for routine eye exams by a vision care provider will be covered to a maximum of $50. Frequency of eye exam limited to once every 24 months (limited to once every 12 months for enrolled dependents 18 years of age or younger).

     j.   ELIGIBLE DEPENDENT COVERAGE

     The Company agrees to provide coverage for the Employee's lawful spouse and unmarried children nineteen (19) years of age but under twenty-five (25) years of age, who have their legal residence with the Employee, who are wholly dependent upon the Employee for maintenance and support and who are registered students in regular, full-time attendance in an accredited secondary school, college or university, or institution for the training of nurses subject to any required contributions.

3.   RETIRED EMPLOYEES

     Medicare. The Company will pay twenty-three dollars ($23.00) per month (paid quarterly) of the retiree's contribution to Medicare Part B. When hospitalized the Company will pay seventy-five dollars ($75.00) towards the Medicare Part A deductible.

     Medical Expense Benefits for Early Retirees. Employees who retire early may carry medical expense coverage for themselves or their eligible dependents on a contributory basis.

     Medical Insurance for Retirees Age 65 and Above - The Company will arrange for a third party insurer to offer retirees the option to purchase Medicare supplemental insurance for themselves and eligible dependents.

4.   DENTAL BENEFITS

     ELIGIBLE DEPENDENT COVERAGE

     The Company agrees to provide coverage for the Employee's lawful spouse unmarried children nineteen (19) years of age but under twenty-five (25) years of age, who have their legal residence with the Employee, who are wholly dependent upon the Employee for maintenance and support and who are registered students in regular, full-time attendance in an accredited secondary school, college or university, or institution for the training of nurses subject to any required contributions.

     Covered Dental Expenses. The Dental Expense Benefit includes Basic and Supplemental services. The Basic Program pays 100% of the usual, customary, and reasonable fees charged by your dentist. The supplemental Program pays 80% of the usual, customary and reasonable fees charged by your dentist. These benefits are described in a summary plan description.

     Maximum Benefits. During any one calendar year the maximum benefits payable for covered dental expenses, except for orthodontic treatment, is $1,000.00 for each person.

     Covered dental expenses in connection with orthodontic treatment will be a lifetime maximum of $1,500.00 for each dependent child under nineteen (19) years of age.

     Covered Dental Services. The benefit covers the dental services when they are performed by a licensed dentist and when they are determined necessary and customary in accordance with standards of accepted dental practice.

                        MONTHLY HEALTH CARE CONTRIBUTIONS

     Plan 1            8/7/06   8/4/07   8/2/08
     ---------------   ------   ------   ------
     Single            $30.00   $30.00   $30.00
     Emp & Child/ren   $45.00   $45.00   $45.00
     Emp & Spouse      $60.00   $60.00   $60.00
     Family            $75.00   $75.00   $75.00

     Plan 2
     ---------------
     Single            $    0   $    0   $    0
     Emp & Child/ren   $    0   $    0   $    0
     Emp & Spouse      $15.00   $15.00   $15.00
     Family            $30.00   $30.00   $30.00

     If the spouse of the Arrow employee works outside of the home and has an employer sponsored medical plan available, the spouse must elect their employer's plan as their primary medical coverage. If the spouse is eligible but does not elect coverage through their employer's health care plan, the Arrow plan will assume that all expenses would have been reimbursed at 80% and will coordinate benefits only on the 20% coinsurance amount.

     Employees electing Plan 2 or Exhibit B2 will also be provided a $250 employer funded Medical Spending Account under Section 125 of the I.R.C.

     FLEXIBLE SPENDING ACCOUNTS

     All employees will have available the option to contribute money on a pre-tax basis to both a Medical Spending Account and/or a Dependent Care Spending Account. These accounts are offered under Section 125 of the Internal Revenue Code (I.R.C.)

                                    EXHIBIT C
                                PENSION AGREEMENT

     This Pension Agreement is made with the understanding that it will become effective as of August 7, 2006 except as may be specifically otherwise provided herein. It will be considered a part of the Labor Agreement and shall remain in effect until the termination of the Labor Agreement.

     The Parties agree that the provisions of Section 2, Membership; Section 4, Benefits; and Section 5, Form of Benefit Payment, of the Pension Plan approved by the Internal Revenue Service shall become a part of this Agreement with the following revisions:

     1. Retirement Allowance. Effective September 1, 2006, $36.00 per month for each year of continuous service. Employees with ten (10) or more years of service may retire at the age of sixty (60) or older without incurring an actuarial reduction to their pension and may receive an $850.00 monthly supplement with a floating 24 month period beginning no earlier than age 60 and continuing no later than attainment of 80% social security benefits.

     2. First, second and third year retirees will have pensions increased at the start of the first and second and third year of the Agreement where applicable.

     3. Pension benefits will continue to accrue during the first twelve (12) months of layoff only.

     4. The Pension Plan will be amended when necessary to comply with the provisions of the Employees Retirement Income and Security Act of 1974 and the Retirement Equity Act of 1984.

     5. Actuarial Table for Early Retirement. The Actuarial Table for determining early retirement benefits is as follows:

     Age at Start of Pension   Actuarial Table
     -----------------------   ---------------
              65                    100.0%
              64                    100.0%
              63                    100.0%
              62                    100.0%
              61                    100.0%
              60                    100.0%
              59                     85.0%
              58                     82.0%
              57                     79.0%
              56                     75.0%
              55                     71.0%

     6. Sickness and Accident Benefits for Disability Retirement. An employee who has become permanently disabled and who is eligible under the law to receive Social Security benefits after twenty-six (26) weeks of permanent disability, shall receive a reduced Sickness and Accident benefit for up to twenty-six (26) additional weeks while receiving the Social Security benefit. Such reduced Sickness and Accident benefit when combined with the Social Security benefit shall provide an amount equal to the full Sickness and Accident benefit.

          The total period of full and reduced Sickness and Accident benefits shall not exceed fifty-two (52) weeks.

          If any difference shall arise between the Company and any participant's right to a pension or the amount of such pension, the dispute shall be subject to the provisions of Article XVIII, Grievance Procedure, beginning with Step 2.

          If any difference shall arise between the Company and any person who shall be or claim to be a co-pensioner or a surviving spouse, as to such person's right to a benefit under this Agreement or the amount of such benefit, such dispute shall be subject to the provisions of
          Article XVIII, Grievance Procedure, beginning with Step 2.

          The Company will supply each employee with a Summary Plan Description of the pension benefits within ninety (90) days of the signing of the Agreement.

          The Company will supply an annual actuary report to the Staff Representative and a copy to the Local Union along with a list of the employees who have retired, the type of benefit and the amount of the benefit.

     7. Retired Employees. All existing retirees will receive an additional fifty cents ($.50) to their respective pension multiplier.

THE FOLLOWING IS NOT A PART OF THE NEGOTIATED AGREEMENT BUT HAS BEEN INCLUDED IN THIS BOOKLET FOR INFORMATION PURPOSES

EMPLOYEE RESPONSIBILITIES

Arrow International, Inc.

The interests of the Company and its employees are best served by teamwork and mutual understanding. These responsibilities are issued to clearly set forth the conduct expected of all employees and are subject to change from time to time by the Company. Employees are expected to conduct themselves in accordance with these responsibilities.

PERFORMANCE RESPONSIBILITIES

A.   Behavior

     You are expected to:

     o    Act in a responsible manner at all times.

     o    Treat people and property with respect.

B.   Quality

     You are expected to:

     o    Do the job right the first time.

     o    Communicate concerns affecting quality.

     o    Complete all paperwork in an accurate and timely manner.

C.   On the Job

     You are expected to:

     o    Utilize time to promote maximum quality and productivity.

     o Perform in a spirit of cooperation, teamwork, and continuous improvement.

     o    Report time and labor accurately.

     o    Communicate with co-workers and supervisors on job-related issues.

     o Follow all other Company standards relating to such matters as attendance, good manufacturing practices, safe work practices, good housekeeping, smoking, etc.

Conduct not in conformance with the aforementioned responsibilities can result in discipline. The purpose of such discipline is to correct unacceptable conduct and in most cases this discipline will be progressive in nature.

Serious Offenses

The following conduct is totally unacceptable in the workplace and will subject the employee to immediate suspension and/or discharge.

(a) Physically or verbally threatening, intimidating, or abusing a customer, co-worker, supervisor, or visitor.

(b) Intentional damage to property belonging to the Company, its employees, customers, or visitors.

(c) Theft or misappropriation of property belonging to the Company or its employees, customers or visitors.

(d)  Violation of the Company's Substance Abuse Policy.

(e) Insubordination, which is defined as refusal to obey a supervisor's instructions or willful disobedience when directed to perform work, unless the assignment is illegal or would endanger your safety or the safety of others.

(f)  Possession of weapons on Company property.

(g)  Flagrant disregard for safety, environment or security.

(h)  Sleeping on the job.

(i)  Falsification of any pay, time, business expense, or employment record.

(j) Encouraging, engaging in, or assisting others to engage in a work stoppage or slowdown.

(k) Leaving Company plant or premises during the work shift without prior permission or failure to return to work after an approved departure without an acceptable excuse.

(l)  Unreported absences for three consecutive days or more.

(m) Tampering with, removing or otherwise by-passing machine safety guards without prior approval of supervision.

ATTENDANCE RESPONSIBILITIES

In order to maintain the efficient operation of the plants, employees are expected to be regular and punctual in their attendance. Excessive absenteeism and tardiness will not be tolerated and corrective action will be taken when either are evident as determined by the Company.

(a)  Unexcused absenteeism shall be defined as missing a scheduled day of work.

     o    Working less than four (4) hours within an eight (8) hour shift.

     o    Any other full day absence which is not specifically excused in (c) or
          (d) below.

(b) Tardiness shall be defined as working more than four (4) hours but less than an eight (8) hour shift.

(c)  The following will be considered excused absences:

     1.   Occupational injury or illness suffered within the plant.

     2. Illness or injury defined as a serious health condition under the Family & Medical Leave Act.

     3.   Vacation days (requested in advance whenever possible).

(d) The following will also be considered excused absences when reasonable proof in the form of legal documents, letters on formal stationery, newspaper reports or similar documents is provided to the Company.

     1.   Jury Duty

     2. Serving as a subpoenaed witness except where the employee is the defendant and found guilty of criminal charges, or the plaintiff in a civil court proceeding.

     3.   Meeting the requirements of the Selective Service System.

     4. Death in the employee's family as defined in the Collective Bargaining Agreement.

     5. Any other excused time off that is provided for in the terms of the Collective Bargaining Agreement.

(e) Absences occurring on days of inclement weather will not normally be excused unless the Company grants amnesty for the shift and/or day.

(f) The following violations of attendance responsibilities will result in discipline:

     1. Failure to properly report an absence. When you are scheduled but unable to work you are required to report your absence prior to the start of your shift. You have this obligation on regular working days and on overtime days. The procedure for reporting your absence is to call the special number for this purpose which is:

                            866-748-2732 (toll free)

     You will be greeted with a pre-recorded message asking you to enter:

               1-your five digit Employee ID

               2-your PIN number

               3-select one of the following:

                    1-to report an absence--select an Absence Type

                    2-to report a tardy--enter your new arrival time

                    3-to change your PIN                    Absence Types
                                                            -------------
                    #-to repeat your choices                1. Illness
                    *-to EXIT                               2. Vacation
                                                            3. Personal Day
                    Press 1 to complete a transaction       4. Funeral
                                                            5. Jury Duty
                    Press 2 to abort a transaction          6. Any other absence

                    TIP: Write down your confirmation number

          Failure to report your absence is a serious offense and can have the following consequences:

               a.   Discipline for each day your absence is not reported, or

               b. Termination of your seniority in the event your absence is unreported for three consecutive working days. This is a provision of Article XVII, Section 1, paragraph (b) Reason
                    5. of the Collective Bargaining Agreement.

     2.   Excessive Absence

          Excessive absence is defined as three occurrences within a six month rolling period.

          An occurrence is any of the following:

          Refer to Article IX, Behavior Improvement, Section 1 - Absenteeism

     3.   Disciplinary Action

          Most disciplinary action will be progressive in nature. The steps of discipline are:

                          Step 1   Written Warning
                          Step 2   Written Warning
                          Step 3   Suspension without Pay
                          Step 4   Termination

SAFETY AND HEALTH RESPONSIBILITIES

Maintaining "Safety Awareness" requires that each employee act in a responsible manner. The safety responsibilities outlined below are written to insure that safety awareness is observed in every facet of the work environment and to protect each employee from injury.

1. Any employee who sustains a work-related injury is expected to report that injury immediately to the department supervisor. Employees in need of medical attention beyond our first-aid team members' capabilities due to a work-related injury are obligated to seek treatment with one of the designated health care providers set forth in our Health Care Provider Listing, for a period of ninety (90) days from the date of first treatment.

     Reasonable efforts and accommodations will be made to return an employee to temporary modified duty in the event medical restrictions prohibit the employee from returning to his/her full job assignment.

2. Employees are expected to report any unsafe condition or hazard to a department supervisor.

3. Employees who fail to adhere to the following safety responsibilities and common safe work practices shall be subject to disciplinary actions as set forth in the unsafe work practice policy. Visitors who refuse to adhere to these practices shall be removed from the plant.

     o Safety Eyewear - The Company has established a practice that requires the use of approved safety eyewear for employees and visitors in manufacturing related areas.

     o Hearing Protection - The Company has established a practice that requires the use of hearing protective devices for employees and visitors in designated high noise areas.

     o Other Specific Protective Devices - The Company has established practices that require other specific protective devices or work methods for unique worker exposures not listed. These practices will be thoroughly communicated to all affected employees and visitors prior to working and visiting in these areas.

4. Machine safety guards and devices are installed for the protection of employees and shall not be tampered with, removed or otherwise bypassed without proper authorization or approval from supervision. Never reach into a moving machine or part.

5. Never use defective tools or equipment - if they don't look right to you, call them to the immediate attention of your supervisor.

6. Horseplay or practical jokes of any kind shall not be tolerated and is strictly prohibited.

7. Neckties are not permitted to be worn in plant areas near operating machinery. Employees who wear ties as part of their normal dress are required to remove the tie, tuck it in, or wear a shop coat when working in these areas.

8. Dangling necklaces and dangling earrings, loose bracelets, and loose wristwatches are not permitted to be worn by employees assigned to work with or around moving machinery.

9.   In the interest of safety, it is recommended that no rings be worn.

MISCELLANEOUS RESPONSIBILITIES

1. The Company must be kept informed of the employee's current address and telephone number.

2. Employee use of an in-plant telephone must be with permission. Personal telephone calls to employees are prohibited. In case of emergency, calls shall be accepted by the Human Resources Department and relayed to the employee.

3. The Company reserves the right to examine packages, lunch boxes or containers as employees enter or leave the plant as well as to examine lockers.

4. Tools, gloves, or any other items charged out against an employee must be accounted for by the employee upon being so requested by the Company. Missing articles or mutilated tools shall be replaced and the employee so charged.

5. In-plant medical emergencies will be handled by trained personnel. Employees are to stay away from any area in which a medical emergency is taking place to allow authorized personnel to deal efficiently with the problem.

6. An employee must receive authorization from management to remove any Company property or equipment from Company premises.

                                      INDEX

absence - no report
access to plants
affirmative action
   fair employment
agreement
   intent and purpose
   parties to
   successor clause
   term
alcohol
   illegal use
   screening
bargaining unit
   employees included
   employees excluded
behavior improvement
   absence
   leave of absences
   occurrences
   step 1
   step 2
   step 3
   step 4
   behavior
   occurrence
   step 1
   step 2
   step 3
   step 4
bidding
bumping
   disqualification
   procedure
   training
chronic absence
arrow code of conduct
committee on civil rights
company convenience transfer
cost of living adjustments (cola)
cws job evaluation program
cws manual
disqualification
   ability limitation
   incapacity
drugs
   illegal use
   screening
dues
   additional assessments
   authorization cards
   company responsibilities
   deductions
emergency shut down
employee assistance program (eap)
employee responsibilities
   performance
   serious offenses
   attendance
   safety and health
   miscellaneous
formality bid
funeral pay
grievance committee
grievance procedure
   step 1
   step 2
   step 3
   step 4
health and welfare benefits
   co-payments
   deductible
   dental benefits
   diagnostic expense benefits
   duration of benefits
   eligible dependents
   mental health services
   out-of-pocket
   pension
   physician office visits
   prescription drug coverage
   prior authorization
   retirees
   substance abuse services
   surgical
   weekly disability
holidays
   eligibility
   hours defined
   personal days
   saturday/sunday holiday
   scheduled work
   rate of pay
   vacation scheduled
hours of work
   daily working hours
   work days
   work week
job classification
job offer
   temporary
job posting
   temporary
jury pay
labor grades
   inequity grievances
late report off
layoff
leaves of absence
   emergency leave days
   fmla
   grievance
   personal leave of absence
   union business
letters of intent
   I
   II
   III
   IV
   V
   VI
management rights
membership
   good standing
   non-coercion
   reports
military service
notices, posting
office space
overtime
   administration
   double time eligibility
   double time rates
   eligibility
   equalization
   holiday or vacation day
   overtime pool
   rates
   rosters
   weekend
   work offer
pay for performance
payroll errors
political action fund
probationary period
promotions
recall
   rate of pay
   records
   secondary
   temporary
reducing work force
report off
safety and health
   accident investigation
   first aid team
   inspection tours
   joint safety committee
   non-abuse of privileges
   osha standards
   protective devices
   rate of pay when injured
   rest periods
   use of illegal drugs and alcohol
secondary recall
seniority, basis of
   termination
   miscellaneous provisions
shift change
shift premiums
shift time designation
stewards
strikes or lockouts
subpoenaed as a witness
temporary lack of work
   layoff
termination with recourse
vacation
   allocation
   calculation of exception
   computation of pay
   distribution and entitlement
   pay
   pay in lieu of
   schedule
   separation
   shut down
wages
   average hourly rate
   general increases
   guarantee
   hourly rates
   hourly rates, apprentices
   minimum rate guarantee
   new or changed jobs
   overtime